EXHIBIT 10.20

                            ADVANCED AESTHETICS, INC.

                        ANUSHKA PBG ACQUISITION SUB, LLC

                        ANUSHKA BOCA ACQUISITION SUB, LLC

                         WILD HARE ACQUISITION SUB, LLC

                              DISCHINO CORPORATION

                                 ADVANCED K, LLC

                       NOTE AND WARRANT PURCHASE AGREEMENT

         THIS NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 31, 2004, by and among Advanced Aesthetics, Inc., a Delaware corporation (the "Parent") and each of Anushka PBG Acquisition Sub, LLC, a Delaware limited liability company ("Anushka PBG"), Anushka Boca Acquisition Sub, LLC, a Delaware limited liability company ("Anushka Boca"), Wild Hare Acquisition Sub, LLC, a Delaware limited liability company ("Wild Hare Acquisition"), DiSchino Corporation, a Florida corporation ("DiSchino"), and Advanced K, LLC, a Delaware limited liability company ("Advanced K, LLC" and each of Advanced K, LLC, Anushka PBG, Anushka Boca, Wild Hare Acquisition and DiSchino being herein called a "Co-Borrower"), Technology Investment Capital Corp., as Collateral Agent (in such capacity, the "Collateral Agent") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Schedule I (which entities and any successors thereto are hereinafter collectively referred to as the "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

         WHEREAS, the Co-Borrowers and the Guarantors (other than the Parent) are direct or indirect wholly owned Subsidiaries of the Parent;

         WHEREAS, the Obligors seek financing, and the Purchasers desire to provide such financing and to purchase from the Co-Borrowers of secured promissory notes and from the Parent of warrants, for an aggregate purchase price of Ten Million Dollars ($10,000,000);

         WHEREAS, the proceeds will be used to finance (a) payment of interest on the secured promissory notes for a two year period, (b) payment of $4,000,000 representing the cash portion of the purchase price under the GK Acquisition Documents and (c) general corporate purposes.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

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         1. DEFINITIONS.

         When used in this Agreement, the following terms have the meaning set forth the below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "Additional Equity Contribution" shall mean at least $8,000,000 gross cash proceeds from the sale of shares of Series D Preferred Stock, par value $0.01 per share, of the Parent pursuant to the Securities Purchase Agreement, dated November 4, 2003, between L Capital and the Parent or a similarly situated investor reasonably acceptable to the Purchaser.

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this definition, (a) a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, provided that in no event shall any Obligor be deemed to be controlled by TICC, (b) members of the immediate family of a Person shall be deemed to be Affiliates of such Person and
(c) members of the board of directors or board of managers or similar body of the Parent and of the Co-Borrowers and each Obligor shall be deemed to be Affiliates of the Obligors.

         "Amortization Date" shall have the meaning assigned thereto in Section 2.2.

         "Amortization  Payment"  shall  have the  meaning  assigned  thereto in
Section 2.2.

         "Anushka Boca" shall have the meaning given to it in the recitals,.

         "Anushka PBG" shall have the meaning given to it in the recitals.

         "Anushka Seller Note" shall mean the subordinated promissory note in the principal amount of $400,000, dated November 25, 2003, delivered by Anushka PBG in connection with the Asset Contribution and Exchange Agreement, dated November 4, 2003, among the Parent, Anushka PBG, Lord & Foursight, LLC, d/b/a Anushka Spa and Sanctuary, Janice Worth, Ana Blau, Ford H. Malmin and Anushka, Inc. and shall include such note as restructured pursuant to Section 5.21.

         "Benefit  Arrangement"  shall  have the  meaning  assigned  thereto  in
Section 3.20.

         "Balance Sheet" has the meaning assigned thereto in Section 3.12(a).

         "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required to close.

         "Capital Expenditures" means, for any period, additions to property and equipment and other capital expenditures of the Parent and its Subsidiaries which, in conformity with GAAP,

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are included as  "additions  to property,  plant or  equipment" or similar items which would be reflected in the consolidated statement of cash flow of the Parent, including without limitation, property and equipment which are the subject of Capital Leases.

         "Capital Lease" means any lease (or other agreement conveying the right to use property) the obligations of which are required to be capitalized on the balance sheet of a Person in accordance with GAAP.

         "Capital Units" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether voting or nonvoting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all general partnership, limited partnership, membership or other equity interests of such Person.

         "Cash" means money, currency or a credit balance in any demand or deposit account.

         "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States of America or
(b) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; and (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Purchaser or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), as amended from time to time, and any successor statute thereto.

         "Change of Control" means, at any time, after the date hereof (i) any Person or any Persons acting together that would constitute a "group" for purposes of Section 13(d) under the Exchange Act, or any successor provision thereto, excluding the Founders and/or the Existing Investor, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Parent or any Obligor; or (ii) the Parent or any Obligor merges into or consolidates with any other Person, or any Person merges into or consolidates with the Parent or any Obligor, except in each case any merger or consolidation permitted under this Agreement; or (iii) any Obligor sells or transfers its assets, as an entirety or substantially as an entirety, to another Person except in a sale or transfer to another

                                       -3-

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Obligor expressly  permitted by this Agreement;  or (iv) any "change of control"
or similar event under any loan agreement, mortgage, indenture or other agreement relating to any Indebtedness shall occur or (iv) the Parent shall cease to own free of all Liens (other than under the Security Agreement and Permitted Liens) all the outstanding Capital Units directly or indirectly of all other Obligors, including the Co-Borrowers; or (v) the Existing Investors in the aggregate fail to own at least 90% of the Capital Units of the Parent that the Existing Investors owned in the aggregate on the Closing Date.

         "Closing" shall have the meaning assigned thereto in Section 2.3(c).

         "Closing  Date"  shall  have the  meaning  assigned  thereto in Section
2.3(c).

         "Closing Date Commitment Fee" shall have the meaning assigned thereto in Section 2.4.

         "Co-Borrowers" shall have the meaning assigned thereto in the preamble.

         "Co-Borrowers' Percentage" has the meaning specified in Section 6.4(d).

         "Collateral Agent" means the Person, initially TICC, serving as Collateral Agent pursuant to Section 11.8.

         "Collateral and Guarantee Requirement" shall mean means the requirement that:

                  (a) the Collateral Agent shall have received (i) from each Obligor a counterpart of each of the Guaranty, the Security Agreement and the Indemnity, Subrogation and Contribution Agreement duly executed and delivered on behalf of such Obligor (ii) in the case of any Person that becomes an Obligor after the Closing Date, a supplement to each such document, in the form specified therein, duly executed and delivered on behalf of such Obligor;

                  (b) all outstanding Capital Units owned by or on behalf of any Obligor shall have been pledged pursuant to the Security Agreement, and the Collateral Agent shall have received certificates or other instruments representing all such Capital Units, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) each promissory note evidencing any Indebtedness of any Obligor to any Obligor shall have been pledged pursuant to the Security Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

                                       -4-

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                  (e) subject to the Collateral Exception,  the Collateral Agent shall have received, if applicable (i) counterparts of a Mortgage with respect to any real property owned by such Obligor duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the mortgaged property described therein, free of any other Liens (other than Permitted Liens), together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Majority Purchasers may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Collateral Agent or the Majority Purchasers may reasonably request with respect to any such mortgage or mortgaged property;

                  (f) subject to the Collateral Exception, the Collateral Agent shall have received, after the Closing, the GK Acquisition Date, or closing date of any other Permitted Acquisition, as applicable, a Landlord Agreement with respect to any real property leased by an Obligor, duly executed and delivered by such Landlord; and

                  (g) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

         "Collateral Exception" means with respect to any requirement relating to Collateral to be satisfied by a particular date, that such requirement shall be construed only to require the applicable Obligor to use reasonable efforts to comply with such requirement and such Obligor shall not be required to undertake any such efforts prior to the Closing Date, the GK Acquisition Date, or closing date of any other Permitted Acquisition, as applicable.

         "Common Units" has the meaning assigned thereto in Section 3.2.

         "Company  Intellectual  Property" has the meaning  assigned  thereto in
Section 3.21(a).

         "Consolidated EBITDA" means, for any period, Consolidated Net Income, plus (i) to the extent deducted determining Consolidated Net Income, the sum of
(A) Consolidated Interest Expense, (B) provisions for corporate taxes, (C) total depreciation expense, (D) total amortization expense, and (E) other non-cash items reducing Consolidated Net Income (including, if applicable, management ownership allocation charge and, non-cash deferred compensation and including management fees to the extent such fees are accrued and not paid), minus (ii) the sum of (A) other non-cash items (increasing Consolidated Net Income, (B) management fees to the extent such fees are paid in cash but were accrued in prior periods, and (C) non-recurring items that may not be extraordinary items in nature but which the parties may agree in good faith are excludable for purposes of calculating Consolidated EBITDA). All the foregoing categories shall be determined in accordance with GAAP applied on a consistent basis.

         "Consolidated Interest Expense" means, for any period, the consolidated gross interest expense of the Parent determined in accordance with GAAP applied on a consistent basis.

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         "Consolidated Net Income" means, for any period, the net income (or net loss) of the Parent on a consolidated basis for such period determined in accordance with GAAP applied on a consistent basis.

         "Consolidated Senior Debt" means, as at any date of determination, the aggregate principal amount of all Senior Debt of the Parent determined on a consolidated basis in accordance with GAAP.

         "Consolidated Senior Debt Ratio" shall mean, as of any date of determination, the ratio of (a) Senior Debt as of such date to (b) Consolidated EBITDA for the four fiscal quarters ending on such date.

         "Consolidated Total Debt" means, as at any date of determination, the aggregate principal amount of all Indebtedness of the Parent determined on a consolidated basis in accordance with GAAP, excluding the Seller Notes, the L Capital Note, the GK Acquisition Note and the KCO Note.

         "Cosmo Seller Note" means the secured subordinated promissory note in the principal amount of $1,300,000, dated June 30, 2003, delivered by Advanced Aesthetics, LLC, as reduced to a principal outstanding amount of $500,000 because of payments received as evidenced by the Acknowledgment dated December 2, 2003, in connection with the Amended and Restated Stock Contribution and Exchange Agreement, dated as of May 29, 2003, among the Parent, Advanced Aesthetics, the Cosmo DiSchino Living Trust Dated July 9, 2002, as the sole shareholder of DiSchino Corporation, and Cosmo DiSchino and shall include such note as restructured pursuant to Section 5.21.

         "Default" means an Event of Default or an event that with notice or lapse of time specified in Section 9.1 both would, unless cured or waived, become an Event of Default.

         "DiSchino" shall have the meaning given to it in the recitals.

         "Disclosure Schedule" has the meaning assigned thereto in the second sentence of Section 3.

          "Earnings Forecast" has the meaning assigned thereto in Section 3.12(c) and, for clarity, the Earnings Forecast does not include any updates thereof provided pursuant to Section 5.15(d).

         "Environmental Law" shall mean the Resource Conservation and Recovery Act ("RCRA"), CERCLA, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

         "Escrow Account" means the Account No. 1933150 of Advanced Aesthetics, LLC (as nominee of the Co-Borrowers) at Fidelity Federal Bank & Trust, West Palm Beach, Florida,


                                       -6-

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which is subject to a control  agreement  blocking  all access to funds  therein without the prior written consent of TICC.

         "Escrow Account Control Agreement" means an agreement among the Co-Borrowers, the Escrow Bank and TICC providing blocking control of the disposition of funds in the Escrow Account to TICC.

         "Escrow Bank" means Fidelity Federal Bank & Trust, West Palm Beach, Florida.

         "Event of Default" has the meaning assigned thereto in Section 9.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Investors" means, collectively, Seapine Investments, LLC, Lipman Family Limited Partnership, Andrew D. Lipman, Richard Rakowski, DeBiasi Family Limited Partnership, Clarice Webb, Catherine M. Kidd Grantor Trust, Cara
E. Kidd Trust, Thomas C. Kidd Trust, Sand Dollar Partners, L.P., Jessica Effress, Claudine Singer, Darrin Prescott, Michael Paley, Daniel Witcher, Patricia Mackey, Joseph Crace, David Jordan, Robyn Collins, and L Capital Management SAS.

         "Financial Statements" has the meaning assigned thereto in Section 3.12(d).

         "Five Year Rate" shall mean, as of any specified date, the yield of the 5-year United States Treasury Note with a maturity date closest to the fifth anniversary of the specified date, rounded upwards to the nearest 1/100th of 1%. The Five Year Rate shall be determined by TICC and any such determination, absent manifest error, shall be final and conclusive.

         "GAAP" means those generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, for purposes of computing financial covenants GAAP means generally accepted accounting principles in the United States of America in effect on March 31, 2004. If any changes in accounting principles from those in effect on March 31, 2004, are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the parties shall be in substantially the same position from an economic standpoint with respect to the matters covered thereby after the adoption or implementation of such change as before the implementation or adoption of such change.

         "GK Acquisition" means the acquisition of the Target Business.

         "GK Acquisition Company" shall have the meaning assigned thereto in the recitals.

                                       -7-

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         "GK Acquisition Conditions" shall mean all of the following conditions:

                  (a) the GK Acquisition shall satisfy all of the conditions set forth in clauses (a) through (f) of the definition of Permitted Acquisition, provided that the Collateral and Guarantee Requirement shall be satisfied on or prior to the date of consummation of the GK Acquisition except to the extent subject to the Collateral Exceptions or as otherwise agreed by the Purchasers in writing;

                  (b) the aggregate consideration payable by the Obligors shall consist of (i) no more than $4,000,000 of cash payable by any Obligor, subject to adjustments, acceptable to the Purchasers in their sole discretion, set forth in the GK Acquisition Documents,
           (ii) the GK Acquisition Note and (iii) Capital Units of the Parent;

                  (c) the representations and warranties in Section 3 of this Agreement shall be true and correct after giving effect to the consummation of the GK Acquisition except as otherwise set forth in a certificate of the Co-Borrowers delivered at least five (5) Business Days' prior the date of consummation of the GK Acquisition and such exceptions shall be acceptable to the Purchasers;

                  (d) the GK Acquisition Documents are reasonably satisfactory to the Purchasers; and

                  (e) the GK Acquisition shall have been consummated substantially in accordance with the terms of the GK Acquisition Documents on or before 5:00 p.m., New York time, on December 31, 2004.

         "GK Acquisition Documents" means the asset purchase agreement to be entered into between GK Acquisition, the Parent, Advanced K, the GK Seller and the owners of the GK Seller, and all documents, agreements, certificates executed and delivered in connection therewith.

         "GK Acquisition Note" means the unsecured subordinated promissory note to be issued by the Parent to the GK Seller in an amount not in excess of $1,000,000 aggregate principal amount in connection with the GK Acquisition, which note shall be either: (i) substantially in accordance with the form furnished to the Purchasers on or before the Closing Date; or (ii) acceptable to the Purchaser in their sole discretion and which shall satisfy the Permitted Financing Conditions.

         "GK Reserve Amount" has the meaning assigned thereto in Section 2.4.

         "GK Seller" means Georgette Klinger, Inc.

         "Governmental Authority" means any federal, state, municipal, foreign or other a government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

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         "Guarantee" as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any underlying Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that the underlying Indebtedness, lease, dividend or other obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that
Person  arising  from   fluctuations  in  currency  values  or  interest  rates.
Guarantees shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or to maintain working capital or equity capital of such other Person or otherwise to maintain the net worth or solvency of such other Person, (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another, and (d) otherwise to assure or hold harmless the owner of such obligation against loss in respect thereof. The amount of any Guarantee shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Guarantor" means each of the Parent and each existing and future Subsidiary of the Parent (other than the Co-Borrowers), but shall, in any event, include (a) Anushka PBG, LLC, a Delaware limited liability company, (b) Anushka Boca, LLC, a Delaware limited liability company, (c) Wild Hare, LLC, a Delaware limited liability company, (d) Advanced Aesthetics Sub, Inc., a Delaware corporation, and (e) Advanced Aesthetics, LLC, a Delaware limited liability company.

         "Guaranty Agreement" mean the Guaranty Agreement, dated as of March 31, 2004, by the Guarantors in favor of the Collateral Agent for the benefit of the Purchasers, as amended, supplemented, restated or otherwise modified from time to time.

         "Hazardous Materials" shall mean (i) any "hazardous substance", as defined by CERCLA, (ii) any "hazardous waste", as defined by RCRA, (iii) any petroleum product, or (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance regulated by any Environmental Laws.

         "Hedging Agreement" means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

         "Indebtedness" means, without duplication,  as to any Person or Persons
(a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien, other than a Permitted Lien, upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly Guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Majority Purchasers and in accordance with accepted practice; (h) all obligations of such Person in respect of bankers' acceptances and (i) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit.

         "Intellectual Property" means all (i) trademarks and service marks, logos, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) inventions (whether or not patentable), discoveries, improvements, ideas, know-how, formula methodology, research and development, business methods, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications or patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, Web pages, domain names and applications and registrations pertaining thereto; and
(vii) all rights under agreements relating to the foregoing.

         "Interest Rate Adjustment Date" shall mean March 31, 2006 and each annual anniversary of such date thereafter.

         "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business;
(c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

         "KCO Note" means the Parent's unsecured Promissory Note dated June 30, 2003 issued in favor of Kidd & Company, LLC in the principal amount of $5,905,085.82 and shall include such note as restructured pursuant to Section 5.21.

         "L Capital" means FCPR L Capital  represented  by L Capital  Management
SAS.

         "L Capital Note" means the Parent's Subordinated Convertible Promissory
Note in the principal amount of $13,300,000, dated June 30, 2003, issued in favor of L Capital, as amended on the Closing Date.

         "Landlord Agreement" means an agreement reasonably satisfactory to the Collateral Agent between the Collateral Agent and the owner and landlord ("owner") of any real estate leased by the Parent or any Subsidiary pursuant to which (i) such owner agrees to give the Collateral Agent reasonable access to the leased properties in order to permit the exercise of remedies by the Lenders with respect to Collateral located therein (including rights of removal upon an Event of Default) and (ii) if the leasehold interest of the Parent or any Subsidiary is subject to a Mortgage, such owner recognizes and consents to the Lien of the Collateral Agent pursuant to such Mortgage and agrees to the exercise of rights and remedies by the Lenders with respect to the leasehold interest upon and during the continuance of an Event of Default.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

         "Listed Intellectual Property" shall have the meaning assigned thereto in Section 3.21(b).

         "Majority Purchasers" means at any given time the Purchasers holding more than fifty percent (50%) of the then outstanding principal amount of the Notes.

         "Management Fee Agreements" means (i) the Consulting Services Agreement, dated November 4, 2003, between L Capital Management SAS and the Parent, and (ii) the Advisory Services Agreement, dated November 4, 2003, between Kidd & Company, LLC and the Parent.

         "Material Adverse Effect" means a material adverse effect on (i) the business, properties, assets, liabilities, prospects, profits, results of operations or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole or (ii) the ability of the Co-Borrowers or any other Obligor to perform its obligations under any of the Transaction Documents.

         "Material Agreement" shall have the meaning assigned thereto in Section 3.15(a).

         "Maturity Date" shall have the meaning assigned thereto in Section 2.2(b).

         "Moody's" means Moody's Investors Services, Inc. and any successor entity.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the

Obligations. Each Mortgage shall be in the form satisfactory in form and substance to the Collateral Agent.

         "Mortgaged   Property"   means,   each  parcel  of  real  property  and
improvements thereto with respect to which a Mortgage is granted in favor of the Collateral Agent for the benefit of the Purchasers pursuant to Section 5.20.

          "Obligations" means all principal, interest (including interest accrued after the filing of a bankruptcy or similar petition whether or not a claim therefor is enforceable), fees, expenses and indemnities payable from time to time by any Obligor under the Transaction Documents, including indemnity payments and reimbursements under Section 11.

         "Obligors" means, collectively, the Co-Borrowers and the Guarantors.

         "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors of such Person serving in a similar capacity.

         "Officers' Certificate" means a certificate signed by any Officer of the Parent and the Co-Borrowers.

         "Organizational Documents" has the meaning assigned thereto in Section 3.1(a).

         "Parent" has the meaning assigned to it in the preamble.

         "Permitted Acquisition" shall mean any acquisition (by merger or otherwise) by any Co-Borrower of all or substantially all the assets of, or all the Capital Units in, a Person or individual operation location (e.g., salon) of a Person or division or line of business of a Person, if (a) immediately after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (b) such acquired Person or business is predominately engaged in a Related Business and is organized under a state of the United States, (c) each Subsidiary resulting from such acquisition (and which survives such acquisition) shall be an Obligor and all the Capital Units of each such Subsidiary shall be owned directly by the Parent or a Co-Borrower or a Subsidiary of a Co-Borrower and shall, within five Business Days after such acquisition, have been pledged pursuant to the Security Agreement, (d) the Collateral and Guarantee Requirement shall, within five Business Days after such acquisition, have been satisfied with respect to each such Subsidiary, (e) the Parent and the Co-Borrowers are in compliance, on a pro forma basis after giving effect to such acquisition (without giving effect to operating expense reductions), with the financial covenants set forth in Section 7, to the extent then applicable, as if such acquisition had occurred on the first day of the relevant period for testing compliance; (f) the Co-Borrowers have delivered to the Collateral Agent at least 5 Business Days prior to consummation of such acquisition a general description thereof, the date of proposed consummation of such acquisition, copies of final forms of the acquisition documents and an officer's certificate to the effect set forth in clauses (a), (b), (c), (d) and (e) above, together with all relevant financial information for the Person or assets acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (e) above, and (g) (i) if the acquisition (by merger or otherwise) requires payment of consideration (including (i) consideration consisting of cash, notes, fair market value of assets and fair market value of Capital Units and (ii) consideration payable at or after closing, including "earn-outs") of $5,000,000 or more by one or more Obligors in the aggregate of all or substantially all the assets of, or all the Capital Units in, a Person or division or line of business of a Person, the Purchasers shall have approved the Permitted Acquisition in writing. The GK Acquisition shall constitute a Permitted Acquisition only if the GK Acquisition Conditions are satisfied.

         "Permitted Affiliate Transactions" means any of the following:

                  (a) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Parent or any of its Subsidiaries as determined in good faith by the Parent's Board of Directors or senior management;

                  (b) transactions between or among the Parent and its wholly owned Subsidiaries or between or among such wholly owned Subsidiaries; provided that such transactions are not otherwise prohibited under this Agreement and such Subsidiaries are Guarantors or Co-Borrowers; and

                  (c) any agreement as in effect as of the Closing Date, as set forth on Schedule 3.15(a) hereto, or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Purchasers in any material respect than the original agreement as in effect on the Closing Date.

         "Permitted Distributions" shall mean:

                  (a) cash payments after the first anniversary of the Closing Date on any Management Agreement as in effect on the Closing Date;

                  (b) cash payments of regularly scheduled interest on the L Capital Note; provided that such cash payments do not exceed, if no additional equity contributions are made in accordance therewith, the required cash payments thereunder as in effect on the Closing Date (i.e., 2% per annum) or, if L Capital purchases the Investor Series D Shares from the Parent in accordance with (and as defined in) that certain Securities Purchase Agreement dated as of November 4, 2003 between the Parent and L Capital, the required cash payments under the L Capital Note as in effect as of such purchase (i.e., 3.23% per annum);

                  (c) cash payments of regularly scheduled interest under the Anushka Seller Note and the Cosmo Seller Note not to exceed 5% per annum;

                  (d) cash payments after the second anniversary of the Closing Date of regularly scheduled interest accruing after the second anniversary of the Closing Date not to exceed 5% per annum on each Subordinated Note; and

                  (e) as for each Obligor (other than the Parent) that is a "pass-through" tax entity for United States federal income tax purposes, distributions declared and paid by such Obligor to its members, or which could have been declared and paid by such Obligor, in an amount not to exceed the amount of state and federal income tax paid or to be paid by such Obligor's members on taxable income earned by such Obligor and attributable to such Obligor's members as a result of such Obligor's "pass-through" tax status.

         "Permitted Financing Conditions" means with respect to any Indebtedness of an Obligor that such Indebtedness (a) is subordinated to the final payment in full in cash of the Obligations of such Obligor under the Transaction Documents on terms acceptable to the Purchasers in their sole discretion, (b) does not require any payment of principal, interest or other amount, whether through mandatory prepayment, scheduled amortization, mandatory repurchase or offer to purchase or otherwise, prior to 120 days after the Maturity Date, (c) does not permit acceleration of the maturity thereof or the enforcement of any remedy thereunder while the Obligations remain outstanding and (d) is unsecured and (e) does not contain any provisions in conflict with the Transaction Documents.

         "Permitted Indebtedness" means and includes:

                  (a) Indebtedness to the Purchasers hereunder;

                  (b) Indebtedness existing on the date hereof and set forth on the Schedule attached hereto as Schedule II (prior to any amendment, modifications, extensions thereof or supplements thereto after the date hereof), provided that the Seller Notes shall not constitute Permitted Indebtedness from and after May 30, 2004 unless restructured in accordance with Section 5.21;

                  (c) Indebtedness evidenced by the Subordinated Five-Year Note which may be issued pursuant to Section 3.1(b) of the L Capital Note provided that such Indebtedness is subject to standstill and subordination provisions at least as favorable to the Purchasers as those contained in the L Capital Note;

                  (d) Indebtedness consisting of the Subordinated Notes issued by the Parent Notes; and

                  (e) Indebtedness incurred by the Obligors pursuant to equipment financing; provided, that the Obligors shall at the time of such incurrence be in compliance with its financial covenants on a pro forma basis and the aggregate outstanding principal amount of such Indebtedness does not exceed $400,000 at any time.

         "Permitted Investments" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 by S&P or

Moody's, respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

         "Permitted Liens" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.10;

                  (b)  carriers',  warehousemen's,   mechanics',  materialmen's,
           repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any of its Subsidiaries;

                  (f) Liens to secure Indebtedness consisting solely of Permitted Indebtedness of the type described in clause (b) of the definition thereof and which is described on Schedule II-B attached hereto; provided that Liens under this clause (f) shall not constitute Permitted Liens from and after May 30, 2004;

                  (g) Liens to secure Indebtedness consisting solely of Permitted Indebtedness of the type described in clause (e) of the definition thereof secured solely by the equipment purchased with the proceeds of such Indebtedness, provided that such Liens shall not secure Indebtedness permitted by such clause (e);

                  (h) Liens in favor of the Purchasers and/or their agents as are contemplated hereunder and/or under any of the Transaction Documents; and

provided that the term "Permitted Liens" other than those set forth under clauses (f) and (g) and (h) shall not include any Lien securing Indebtedness.

         "Person" shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or Governmental Authority.

         "Plan" has the meaning assigned thereto in Section 3.2.

         "Preferred Units" has the meaning assigned thereto in Section 3.2.

         "Proprietary  Software"  shall  have the  meaning  assigned  thereto in
Section 3.22.

         "Purchaser's Percentage" has the meaning specified in Section 6.4(d).

         "Quarterly Interest Payment Date" shall mean the last day of each March, June, September and December, commencing June 30, 2004.

         "Quarterly   Perfection   Certificate   Update"  means  a  certificate,
substantially in the form of Exhibit G hereto, of an Officer of the Parent.

          "Related  Businesses"  shall  have the  meaning  assigned  thereto  in
Section 6.7.

         "Registration Rights Agreement" shall have the meaning assigned thereto in Section 2.3(b).

         "Related Business" has the meaning assigned thereto in Section 6.7.

         "Restricted  Payment"  has the  meaning  assigned  thereto  in  Section
6.5(a).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subordinated Note" means each of the Anushka Seller Note, the Cosmo Seller Note, the KCO Note (including any such note as restructured pursuant to Section 5.21), and any other promissory note of the Parent meeting the Permitted Financing Conditions.

          "Security Agreement" means the Pledge and Security Agreement dated as of March 31, 2004 by the Parent, the Co-Borrowers and the Guarantors in favor of the Collateral Agent, as amended, supplemented, restated or otherwise modified from time to time.

         "Security Documents" means the Security Agreement, the Pledge Agreement and any other document, agreement or instrument delivered in connection with this Agreement creating a Lien on any assets of the Obligors.

         "Seller Notes" means (i) the Anushka Seller Note and (ii) the Cosmo Seller Note.

          "Senior Debt" shall mean the Notes.

         "Senior Secured Interest Expense" shall mean, for any period, all interest expense for such period on Senior Debt, all as computed in accordance with GAAP.

         "Series A Preferred Units" means Series A Preferred Units, par value $0.01 per share of the Parent.

         "Series B Preferred Units" means Series B Preferred Units, par value $0.01 per share of the Parent.

         "Series C Preferred Units" means Series C Preferred Units, par value $0.01 per share of the Parent.

         "Series E Preferred Units" means Series E Preferred Units, par value $0.01 per share of the Parent.

         "Shareholders  Agreement"  shall have the meaning  assigned  thereto in
Section 2.3(b).

         "Specified Amount" has the meaning specified in Section 6.4(d).

         "S&P" means Standard & Poor's Ratings Services and any successor entity.

         "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Units having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, (ii) any other Person (other than a partnership) of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Target Business" shall mean substantially all the assets of the GK Seller consisting generally of the assets listed on Schedule 1.1 pursuant to the GK Acquisition Documents.

         "Test Period" has the meaning specified in Section 6.4(d).

         "TICC" means Technology Investment Capital Corp. and its successors and assigns.

         "Transaction Documents" means this Agreement, the Escrow Account Control Agreement, the Shareholders Agreement, the Security Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Guaranty Agreement and all other documents executed or delivered by the Parent, the Co-Borrowers or any other Obligor in connection with the transaction contemplated herein.

         "Unit" shall mean an individual operating location of an Obligor.

         "Unit Depreciation and Amortization" shall mean, for any period, depreciation and amortization attributable to a Unit in accordance with GAAP.

          "Unit EBITDAR" shall mean, for any period, the sum of Unit Level Contribution plus Unit Depreciation and Amortization plus Unit Occupancy Expense, in each case, for such period.

         "Unit Fixed Charge Ratio" shall mean, for any period, the ratio of (a) Unit EBITDAR to (b) Unit Fixed Charges, in each case, for such period.

         "Unit Fixed Charges" shall mean, for any period, Senior Secured Interest Expense plus Unit Occupancy Expense, in each case, for such period.

         "Unit Level Contribution" shall mean, for any period, the net income attributable to a Unit in accordance with GAAP, excluding interest and taxes.

         "Unit Occupancy Expense" shall mean, for any period, the total of all rent (including all payments under Capital Leases), property maintenance, real estate taxes and similar realty-related payments attributable to a Unit for such period.

          "Warrant" shall have the meaning assigned thereto in Section 2.3(a).

         "Warrant Units" means the Common Units into which the Warrants are convertible.

         "Wild Hare" shall have the meaning given to it in the recitals.

         "Works" shall have the meaning assigned thereto in Section 3.22.

This Agreement contains covenants, representations and warranties and events of default that are applicable to Obligors, including Obligors not a party to this Agreement. The Co-Borrowers shall be bound by all such provisions, including the effects of a failure of any Obligor not a party to this Agreement, to comply with such provisions. To the extent a covenant or agreement is applicable to an Obligor not a party hereto, the Co-Borrowers and Parent agree to cause such Person to comply with such covenant or agreement, whether or not the ability to do so is in the control of the Co-Borrowers or the Parent.

         2. PURCHASE AND SALE OF NOTES AND WARRANTS.

               2.1 Sale and Issuance of Notes. Subject to the terms and conditions hereof, the Co-Borrowers jointly and severally agree agrees to issue and sell to each Purchaser on the Closing Date (as defined below), and each Purchaser hereby agrees, severally and not jointly, to purchase for face value on the Closing Date a senior secured promissory note containing the terms and conditions set forth herein and in the form of note attached hereto as Exhibit A (each a "Note" and collectively, the "Notes"), payable to the order of such Purchaser in the principal amount specified opposite such Purchaser's name on
Schedule I attached hereto. The aggregate principal amount of all such Notes issued on the Closing Date shall be Ten Million Dollars ($10,000,000).

               2.2 Notes.

                   -----

                    (a) Security. Each Note and the obligations of the Co-Borrowers and the Guarantors under the Transaction Documents shall be secured in accordance with the terms of a Pledge and Security Agreement, a form of which is set forth as Exhibit B hereto (the "Security Agreement"), which shall be executed and delivered by the parties thereto at the

Closing, and pursuant to which the Parent, the Co-Borrowers and each Guarantor will grant the Purchasers a security interest in all of such Person's tangible and intangible assets and property.

                    (b) Maturity Date. The entire unpaid principal amount of the Notes and any accrued and unpaid interest thereon shall be due and payable on the fifth anniversary of the Closing Date, i.e., March 31, 2009 (the "Maturity Date"), unless such amounts become due and payable earlier upon acceleration in accordance with the terms hereof or otherwise.

                    (c) Intentionally Omitted.

                        ---------------------

                    (d) Interest.

                        --------

                        (i) Interest. The outstanding principal amount of each

Note (i) shall bear interest at a rate per annum equal to twelve percent (12.00%) during the period commencing on the date of issuance and continuing to and including the first Interest Rate Adjustment Date, which interest shall be payable in arrears on the last day of each Quarterly Interest Payment Date, and
(ii) shall bear interest from and including each Interest Rate Adjustment Date to but not including the next Interest Rate Adjustment Date at a rate per annum equal 9.00% plus the Five Year Rate; provided, that (X) in no event shall the stated interest rate, as adjusted pursuant to this clause (d)(i) but without regard to the effect of the method of computation in clause (d)(iii) below or additional interest payable under clause (d)(ii) below, be greater than 14.00% per annum or less than 11.00% per annum and (Y) in no event shall any adjustment on any Interest Rate Adjustment Date increase the stated interest rate then in effect by more than 1.00%. Interest shall be payable in arrears on each Quarterly Interest Payment Date, on the date of each prepayment as to the amount prepaid and on the Maturity Date.

                        (ii) Post-Default Interest. Notwithstanding clause (i)

above, upon the occurrence and during the continuance of any Event of Default, the outstanding principal amount on each Note shall bear interest on each day at a rate per annum equal to twelve percent (12.00%) plus the then Five Year Rate in effect for such day. Interest payable under this clause (d)(ii) shall be payable on demand therefor.

                        (iii) Computation. All computations of interest payable

hereunder shall be on the basis of a 360 day year consisting of twelve 30-day months and actual days elapsed in the period of which such interest is payable.

               2.3 Issuance of Warrants.

                   --------------------

                    (a) Subject to the terms and conditions of this Agreement, the Parent hereby agrees to issue and sell to each Purchaser at the Closing, as part of its inducement to purchase the Note, a warrant entitling such Purchaser to purchase such number of Common Units specified opposite such Purchaser's name on Schedule I at an exercise price of $0.01 per Common Unit, and containing the same additional terms and conditions, and with the same exercise features, as set forth in the form of warrant attached hereto as Exhibit C (individually, a "Warrant," collectively, the "Warrants").

                    (b) Each Purchaser shall be granted certain registration rights with respect to the Common Units issuable upon exercise of the Warrants, in accordance with the terms of the Registration Rights Agreement, a form of which is set forth as Exhibit D hereto (the "Registration Rights Agreement"), which shall be executed and delivered by the parties thereto at the Closing. Each Purchaser and the Parent shall become a party to the Shareholders Agreement, a form of which is set forth as Exhibit H hereto (the "Shareholders Agreement").

               2.4 Closing; Escrow Arrangements. The closing of the purchase and sale of the Notes and Warrants to the Purchasers hereunder (the "Closing") shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY, at 10:00 A.M. on March 31, 2004 (the "Closing Date"), or at such other time and place as the Parent, the Co-Borrowers and the Purchasers mutually agree upon orally or in writing. At the Closing, (a) the Co-Borrowers shall deliverer to each Purchaser a Note, pursuant to Section 2.1(a), representing the principal amount specified opposite such Purchaser's name on Schedule I attached hereto, (b) the Parent shall deliver to each Purchaser a Warrant, pursuant to
Section 2.3, to purchase such number of Common Units specified opposite such Purchaser's name on Schedule I attached hereto and such Purchaser shall cause to be delivered the purchase price for the Notes and the Warrants to be purchased by such Purchaser set forth opposite such Purchaser's name on Schedule I attached hereto by wire transfer immediately available funds (i) in the amount of $3,600,000 to the account of Advanced Aesthetics, LLC (as nominee for the Co-Borrowers) (Account No. 1891002) at the Escrow Bank, (ii) in the amount of $2,400,000 to the Escrow Account, and (iii) in the amount of $4,000,000 to the Escrow Account (the "GK Reserve Amount"), and (c) the Co-Borrowers shall deliver to each Purchaser by wire transfer of immediately available funds to such Purchaser's account, a commitment fee equal to 2.00% of the aggregate principal amount of the Notes less the GK Reserve Amount (i.e., $120,000), which fee shall be fully earned and non-refundable (the "Closing Date Commitment Fee"). Upon release of the GK Reserve Amount to the Co-Borrowers on the GK Escrow Release Date, the Co-Borrowers shall deliver to each Purchaser by wire transfer of immediately available funds to such Purchaser's account, a commitment fee equal to 2.00% of the GK Reserve Amount (i.e., $80,000), which fee shall be fully earned and non-refundable

                  The  funds  in  the  Escrow   Account   shall  be  subject  to
disbursement only with the prior written consent of TICC and may be disbursed by TICC to TICC upon any of the following circumstances:

                  (a) during the continuance of any Event of Default, all or any portion of the Escrow Funds may be disbursed to the Purchasers to be applied to the payment of the Obligations, first, to the payment or reimbursement of any fees, expenses or indemnity payments payable under any of the Transaction Documents, second, to the payment of any unpaid interest or premium in respect of the Notes, third, to the payment of the principal of the Notes and fourth, to the payment of any other Obligations;

                  (b) on any date on which any payment of interest on or premium, if any, is payable (including any date after payment was originally due if not made on such date) with respect to the Notes, such portion of the Escrow Funds as is necessary to make such payment, in each case without consent from any Obligor and

                  (c) (i) if the GK Acquisition Conditions have been satisfied on or before December 31, 2004, as determined in good faith by the Collateral Agent, the GK Reserve Amount shall be transferred on the date of consummation of the GK Acquisition by wire of immediately available funds to the account of GK Acquisition specified by it to the Purchasers, and (ii) if the GK Acquisition Conditions have not been satisfied on or before December 31, 2004, as determined in good faith by the Collateral Agent, the GK Reserve Amount shall be applied at any time thereafter selected by the Collateral Agent as a mandatory prepayment of the Notes pursuant to Section 2.5(b).

                  Funds in the Escrow Account shall be invested in Permitted Investments selected by the Collateral Agent but the Collateral Agent shall not be liable under any circumstances for any losses resulting from any such investments or in the event that a higher rate of return might have been obtained from selection of investments other than those selected by the Collateral Agent. In addition, upon any prepayment of the principal of, premium, if any, and interest on the Notes in full, together with payment of all other Obligations then due, the Collateral Agent will direct the Escrow Bank to release all remaining funds to the account specified by the Co-Borrowers. Upon any prepayment of less than the entire principal amount of the Notes, so long as no Default or Event of Default shall have occurred and be continuing, at the request of the Co-Borrowers the Collateral Agent will direct the Escrow Bank to release such portion of the remaining funds in the Escrow Account as is not, in the good faith determination of the Collateral Agent, necessary to provide for the timely payment of interest on the remaining principal amount of the Notes or, if prior to the GK Escrow Release Date, for the release of the GK Reserve Amount.

                  The Co-Borrowers agree and, by execution and delivery of the Guarantee, each Guarantor agrees that the accounts to which the proceeds from the Notes were wired pursuant to the first paragraph of this Section 2.4 are in the name of Advanced Aesthetics, LLC solely as nominee for the Parent, to the extent such funds are ultimately determined to be allocable to the purchase price of the Warrant, and as nominee for the Co-Borrowers, to the extent of the remaining funds (including, for clarity, all funds wired to the Escrow Account).

               2.5 Prepayment.

                   ----------

                    (a) Optional Prepayment. The Co-Borrowers may prepay the Notes in aggregate multiples of $500,000, provided that, with respect to any voluntary prepayments made by the Co-Borrowers (and as provided in Section 9.2(d)), the Co-Borrowers shall pay a premium on the amount of principal prepaid of (i) 12.00% with respect to any prepayment made on or prior to the first anniversary of the Closing Date, (ii) 6.00% with respect to any prepayment made after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date and (iii) 0% at any time thereafter, plus in each case accrued and unpaid interest on the amount of any principal prepaid. The Co-Borrowers shall pay to each holder of a Note a pro rata portion of the aggregate amount paid under this clause (a) based on the respective original principal amounts of the Notes. Notwithstanding the foregoing, if TICC shall transfer all or a portion of the Notes to a Person other than an Affiliate of TICC, the Co-Borrowers shall be entitled to prepay the portion of the Note to be transferred without payment of the foregoing premium provided such prepayment is made within sixty (60) days after the earlier of (i) notice from TICC to the Co-Borrowers of the intent of TICC to transfer the Note or portion thereof, which notice shall specify the proposed transferee, and (ii) the actual date of transfer of the Note or portion thereof.

                    (b) Mandatory Prepayment; Repurchase of Warrant. The Co-Borrowers shall prepay the Notes in an amount equal to the net proceeds received by any Obligor (whether or not such funds are made available to the Co-Borrowers) upon the occurrence of any of the following events:

                        (i) any public offering;

                        (ii) any incurrence of bank or similar Indebtedness of

any Obligor (other than Indebtedness permitted under this Agreement); or

                        (iii) any proceeds from insurance proceeds in excess of

an aggregate of $500,000 during the term of the Notes; and

                        (iv) any proceeds from sales or other dispositions

outside the ordinary course of business (it being understood that nothing in this Section 2.5(b) shall authorize any sale or other disposition not expressly permitted by Section 6.6);

                        (v) any proceeds constituting indemnity payments under

the GK Acquisition Documents in excess of $250,000 in the aggregate.

In addition, the Co-Borrowers shall prepay the Notes in an amount (i) equal to the GK Reserve Amount in the event the Acquisition Conditions are not satisfied on or prior to 5:00 p.m., New York time, on December 31, 2004 and (ii) specified by Section 6.4(d) at the time specified therein..

               2.6 Application of Payments. All payments hereunder shall first be applied to costs and expenses, then to interest and then to principal, including any premium payable in connection with such prepayment.

               2.7 Payments Generally.

                   ------------------

                    (a) All payments hereunder and under each other Transaction Document to any Purchaser shall be made in the lawful money of the United States of America, in immediately available funds and without set-off, defense, deduction or counterclaim to the account of such Purchaser most recently designated to the Parent by such Purchaser for such purpose.

                    (b) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                    (c) The Co-Borrowers shall pay accrued interest on the principal amount of any Note prepaid or repaid.

               2.8 Pro Rata Sharing. If any Purchaser shall obtain from the Co-Borrowers or any Guarantor payment of any principal of or interest on any Note owing to it or payment of any other amount under this Agreement or any other Transaction Document or the Guaranty Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Purchaser shall have received a greater percentage of the principal of or interest on the Notes or such other amounts then due hereunder or thereunder by the Co-Borrowers or any Guarantor to such Purchaser than the percentage received by any other Purchaser, it shall promptly purchase from such other Purchasers participations in (or, if and to the extent specified by such Purchaser, direct interests in) the Notes or such other amounts, respectively, owing to such other Purchasers (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Purchasers shall share the benefit of such excess payment (net of any expenses that may be incurred by such Purchaser in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Notes or such other amounts, respectively, owing to each of the Purchasers. To such end all the Purchasers shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

               2.9 Set-off. Each Co-Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Purchaser may otherwise have, each Purchaser shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Co-Borrower at any of its offices, in any currency, against any principal of or interest on any of such Purchaser's Notes or any other amount payable to such Purchaser hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Co-Borrower), in which case it shall promptly notify such Co-Borrower and the other Purchasers thereof, provided that such Purchaser's failure to give such notice shall not affect the validity thereof.

               2.10 Transfer of the Notes and Warrants.
                    ----------------------------------

                    (a) Except as otherwise provided herein, a Purchaser may transfer its Notes and Warrants in whole or in part without the consent of the Parent, any Obligor or any other Purchasers in accordance with this Section 2.10, provided, however, that so long as no Default or Event of Default shall have occurred and be continuing the Purchaser shall give the Parent at least ten
(10) Business Days prior notice prior to transferring the Notes or Warrants to another Person other than to an Affiliate of the Purchaser.

                    (b) Upon surrender of any Note at the principal executive office of the Parent or the office of any paying agent located in the United States designated by the Parent on behalf of the Co-Borrowers for registration of transfer or exchange (and in the case of a surrender for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Co-Borrowers shall execute and deliver (within five Business
Days), at the Co-Borrowers' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Co-Borrowers may require payment by such holder or transferee of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 4.

                    (c) Upon surrender of any Warrant (or Warrant Units) at the principal executive office of the Parent or the office of any agent located in the United States designated by the Parent for registration of transfer or conversion (and in the case of a surrender for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder of such Warrant or such holder's attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Warrant or Warrant Units or part thereof), the Parent shall execute and deliver (within five Business Days), at the Parent's expense (except as provided below), one or more new Warrants or certificates evidencing the Warrant Units (as requested by the holder thereof) in exchange therefor, convertible, in the case of the transfer of a Warrant, into an aggregate principal amount of Warrant Units equal to the amount of Warrant Units into which the surrendered Warrant was convertible; provided, however, that in no event shall the Parent be obligated to issue a new Warrant exercisable for fewer than 50,000 Warrant Units or the remaining Units held by the Purchaser. Each such new Warrant or Warrant Unit, as the case may be, shall be in the name of such Person as such holder may request. The Parent may require payment by such holder or transferee of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Warrants or Warrant Units. Any transferee, by its acceptance of a Warrant or Warrant Units registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 4.

                    (d) For all transfers of Notes or Warrants contemplated by this Section 2.10, and notwithstanding anything to the contrary herein, no transfer of a Note or Warrant shall be permitted unless the (i) Parent shall have received an opinion or opinions of counsel (obtained at the transferor's expense), to the effect that (A) the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws and (B) the proposed transfer will not cause the Parent to become a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, and (ii) the transferee thereof agrees in writing to be bound by the restrictions set forth in this clause (c); provided, however, that the Parent may, in its sole discretion, waive some or all of these requirements in connection with any proposed transfer.

               2.11 Nature of Obligations of Co-Borrowers. The Obligations shall constitute the joint and several obligations of the Co-Borrowers. Such Obligations are absolute and unconditional. Each Co-Borrower waives all defenses available to a surety other than the defense of full and final payment. The provisions of Sections 2(e), 3, 4, 5 and 6 of the Guaranty Agreement are incorporated herein by reference with each Co-Borrower being treated as a guarantor of the obligation of each other Co-Borrower.

         3. REPRESENTATIONS AND WARRANTIES OF OBLIGORS

                  In order to induce the Purchasers to enter into this Agreement and consummate the transactions contemplated hereby, the Parent and the Co-Borrowers jointly and severally make to the Purchasers the representations and warranties contained in this Section 3. Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to the Purchasers in connection herewith (the "Disclosure Schedule"). References to the knowledge or awareness of the Obligors are deemed to include the actual knowledge of any officer or director of the Parent and the Co-Borrowers after due inquiry.

               3.1 Organization.

                   ------------

                    (a) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DiSchino is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each other Co-Borrower is a limited liability company, respectively, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each other Guarantor is a company or corporation duly organized and validly existing in good standing under the laws of the State of Delaware. Attached hereto as Exhibit E are true and complete copies of the Certificate of Formation and the Limited Liability Company Operating Agreement and, if applicable, bylaws, of the Parent, the Co-Borrower and each other and each Obligor, each as amended through the date hereof (collectively, the "Organizational Documents"), and no Obligor is in violation of any term thereof.

                    (b) Each Obligor has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as now conducted and as presently contemplated to be conducted except where the failure to have any such approvals, licenses, permits and authorizations would not result in a Material Adverse Effect. Each Obligor has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

                    (c) Each Obligor has filed all necessary documents to qualify to do business as a foreign corporation in, and each Obligor is in good standing under, the laws of each jurisdiction in which the conduct of the Parent's business as now conducted and as presently contemplated to be conducted or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

               3.2 Capitalization. All of the issued and outstanding Capital Units of the Parent have been duly authorized and validly issued and are owned by the Parent. All the issued and outstanding Capital Units of each Obligor (other than the Parent) have been duly authorized and validly issued and are owned by another Obligor. All of the outstanding Capital Units and warrants of the Parent have been validly issued in compliance with applicable state and federal securities laws. Upon the consummation of the transactions contemplated hereby and effective as of the Closing, the authorized capital of the Parent will consist of 30,000,000 shares of common stock ("Common Units"), and (b) 1,000,000 shares of preferred stock
("Preferred Units"). There are no declared but unpaid distributions or undeclared distribution arrearages on any Common Units of the Parent, any Co-Borrower or any other Obligor. Immediately prior to giving effect to the consummation of the transactions contemplated by this Agreement, the only units of the Parent issued and outstanding and reserved for issuance or committed to be issued will be as follows:

                    (a) 9,265,003 Common Units, duly and validly issued and outstanding;

                    (b) 4,700 Series A Preferred Units duly and validly issued and outstanding, and 235,000 shares of Common Units reserved for issuance upon conversion of the Series A Preferred Units;

                    (c) 1,900 Series B Preferred Units duly and validly issued and outstanding,;

                    (d) 1,300 Series C Preferred Units duly and validly issued and outstanding, and 130,000 shares of Common Units reserved for issuance upon conversion of the Series C Preferred Units;

                    (e) Zero (0) Series D Preferred Units duly and validly issued and outstanding, and 3,678,559 shares of Common Units reserved for issuance upon conversion of the Series D Preferred Units;

                    (f) 500 Series E Preferred Units duly and validly issued and outstanding, and 25,000 shares of Common Units reserved for issuance upon conversion of the Series E Preferred Units;

                    (g) 5,966,444 Common Units reserved for issuance upon conversion of the L Capital Note;

                    (h)  545,000   Common  Units   reserved  for  issuance  upon
     conversion of the warrants issued prior to the date hereof;

                    (i) 2,000,000 Common Units are authorized by the Parent's stock incentive plan (the "Plan"); total options granted under the Plan as of the Closing cover 1,590,000 Common Units; of which total options exercised cover 0 Common Units, and hence, unexercised options outstanding as of the Closing cover 1,590,000 Common Units (Common Units issued upon exercise of the options have been included in (a) above); and

                    (j) in addition to the above, Schedule 3.2 hereto contains a complete and accurate list of each other right, warrant, option or agreement (including any convertible security) to acquire any Common Unit from the Parent.

               3.3 Obligor Proceedings, etc. All company or corporate actions of each Obligor necessary for the authorization, execution, and delivery of this Agreement and the Transaction Documents, the performance of all obligations of each Obligor hereunder and thereunder, and the authorization, issuance (or reservation for issuance), and delivery of the Notes, the Warrants and the Warrant Units (the Warrants and Warrant Units being herein collectively called the "Securities") have been taken or will be taken prior to the Closing. This Agreement, the Transaction Documents, the Notes and the Warrants constitute the valid and legally binding obligations of the Obligor party thereto, enforceable in accordance with their respective terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) state and federal securities laws with respect to rights to indemnification or contribution.

               3.4 Consents and Approvals. Except for the filing of financing statements (which filings will be made within three (3) Business Days after the Closing Date or, with respect to any grant of a security interest or acquisition of collateral thereafter, within three (3) Business Days of any requirement for filing to perfect the applicable security interest) and any filings or notices required under applicable state securities laws, the execution and delivery by each Obligor of the Transaction Documents, the performance by each Obligor of its obligations hereunder and thereunder and the consummation by each Obligor of the transactions contemplated hereby and thereby do not require any Obligor to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority.

               3.5 Valid Issuance of Securities and Notes. The Securities when authorized, issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued and, based in part upon the representations of the Purchasers in this Agreement, the Securities and Notes will be issued in compliance with all applicable federal and state securities laws.

               3.6 Parent Operations. The Parent is a passive holding company and does not engage in any activity other than owning the Capital Units of other Obligors and issuing equity securities the proceeds of which are contributed to other Obligors.

               3.7 Absence of Defaults. The execution and delivery of the Transaction Documents and the performance of its obligations hereunder and thereunder (including the issuance and sale of the Securities and the Notes) will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of any Obligor, or the Organizational Documents. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any of the foregoing or a violation of any license, permit or authorization to which any Obligor is a party or by which it may be bound, the violation of which would have a Material Adverse Effect.

               3.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Parent's knowledge, currently threatened against any Obligor that questions the validity of this Agreement, the Notes, the Warrants or any other Transaction Document or the right of any Obligor to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect, nor is any Obligor aware that there is any basis for the foregoing. None of the Obligors is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by any Obligor currently pending or which any Obligor intends to initiate.

               3.9 Solvency. Immediately after the Closing and after giving effect to the purchase and sale of the Notes and Warrants, (a) the fair value of the assets of all of the Obligors, taken as a whole, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of all of the Obligors, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Obligors, taken as a whole, will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Obligors, taken as a whole, will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing.

               3.10 Subsidiaries. Except as set forth on Schedule 3.10, the Parent does not have any Subsidiaries.

               3.11 Status of Security Interests. The security interest purported to be created by the Security Agreement and each Control Agreement constitutes a first priority security interest in the collateral specified therein, subject to no other Liens except Permitted Liens.

               3.12 Financial Statements; Earnings Forecast.
                    ---------------------------------------

               Attached as Schedule 3.12 are true and complete copies of:

                    (a) the unaudited consolidated balance sheet of the Parent as at January 31, 2004 and the unaudited consolidated statements of income and cash flow for the two month period ended on such date, together with notes, if any, thereto;

                    (b) a pro forma consolidated earnings forecast of the Parent for the five year period commencing July 1, 2004 and ending on June 30, 2009 (the "Earnings Forecast").

                    (c) The financial statements described in clause (a) of this
Section 3.12, including the notes thereto, are referred to herein as the "Financial Statements". The Financial Statements (i) were prepared in accordance with GAAP (except in the case of unaudited statements for the absence of notes and subject to year end adjustments), (ii) present fairly the consolidated financial position, results of operations and changes in financial position of the Parent and its Subsidiaries as at such date and for the period then ended, (iii) are complete and correct in accordance with the books of account and records of the Obligors, and (iv) can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Parent and its Subsidiaries for federal income tax purposes. The unaudited financial statements included in the Financial
Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statement of income included in the Financial Statements does not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheet included in the Financial Statements does not reflect any write-up or revaluation increasing the book value of any assets. The books and accounts of the Parent and its Subsidiaries are complete and correct in all material respects and fairly reflect all of the material transactions, items of income and expense and all assets and liabilities of the Obligors consistent with prior practices of the Parent. The Earnings Forecast is reasonable in light of the historical operations and results of the Parent, represents management's good faith best estimate of the future operating performance of the Parent and its Subsidiaries and was prepared on an accounting basis consistent with the Financial Statements. Except as set forth on Schedule 3.12(d), the Financial Statements and the Earnings Forecast reflect all adjustments recommended by the independent certified public accountants, Grant Thornton LLP.

               3.13 Absence of Certain Developments. Since January 31, 2004, there has been not been:

                    (a) any change in the business, financial condition, properties, operations or prospects of any Obligor from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect;

                    (b) any resignation or termination of any officers or key employees of any Obligor, and the Obligors have no knowledge of any impending resignation or termination of employment of any such officer of key employee;

                    (c) any material change, except in the ordinary course of business, in the contingent obligations of any Obligor by way of guaranty, endorsement, indemnity, warranty or otherwise;

                    (d) any damage, destruction or loss, whether or not covered by insurance, which has had a Material Adverse Effect;

                    (e) any waiver by any Obligor of a valuable right or of a material debt owed to it;

                    (f) any direct or indirect loans made by any Obligor to any unit holder, employee, officer or director of any Obligor, other than advances made in the ordinary course of business;

                    (g) any material change in any compensation arrangement or agreement with any employee, officer, director or unit holder;

                    (h) any declaration or payment of any dividend or other distribution of the assets of any Obligor;

                    (i) to each Obligor's knowledge, any labor organization activity with respect to any Obligor's employees;

                    (j) any debt, obligation or liability incurred, assumed or guaranteed by any Obligor, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                    (k) any sale, assignment or transfer or any patents, trademarks, copyrights, trade secrets or other intangible assets;

                    (l) any change in any Material Agreement that would have a Material Adverse Effect;

                    (m) any satisfaction or discharge of any Lien or payment of any obligation by any Obligor, except in the ordinary course of business and that is not material to the business, properties, financial condition, operations or prospects of any Obligor;

                    (n) any Lien on any Asset of any Obligor except Permitted Liens;

                    (o) any action, suit, proceeding or investigation against any Obligor, except any such action, suit, proceeding or investigation that (i) is not material to the business, properties, financial condition, operations or prospects of any Obligor or (ii) is set forth on Schedule 3.13(o);

                    (p) any written communication received by any Obligor alleging that any Obligor or any of its products has violated any of the patents or patent related licenses and other proprietary rights and processes of any other Person; or

                    (q) any other events or conditions of any character that, either individually or cumulatively, have resulted in a Material Adverse Effect.

               3.14 Compliance with Law.

                    -------------------

                    (a) No Obligor is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including, without limitation, laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such laws, ordinances, governmental rules or regulations.

                    (b) Each Obligor has all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its property or to the conduct of its business as now conducted and as presently contemplated to be conducted, which if violated or not obtained might have a Material Adverse Effect. No Obligor has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business. There has not been, and there is no proceeding pending, served or threatened to suspend, revoke or limit such license, and there is no circumstance that exists which with notice or passage of time or both, will result in such revocation, suspension or limitation.

               3.15 Material Agreements; Customers and Suppliers.
                    --------------------------------------------

                    (a) Schedule 3.15(a) sets forth a true and complete list of each contract, agreement, instrument, commitment and other arrangement to which any Obligor is a party or is otherwise bound which is material to the ongoing operations, financial condition or prospects of any of the Obligors (each, a "Material Agreement"). Each Material Agreement is valid, binding and enforceable against the applicable Obligor, in full force and effect and, to the Obligors' knowledge, the other parties thereto, in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) state and federal securities laws with respect to rights to indemnification or contribution. No Obligor is in default or breach under any of the Material Agreements, nor, to the knowledge of the any Obligor, is any other party thereto in default or breach thereunder, nor are there facts or circumstances which have occurred which, with or without the giving of notice or the passage of time or both, would constitute a material default or breach under any of the Material Agreements.

                    (b) The relationships of each Obligor with its suppliers are commercial working relationships and no material customer or material supplier has canceled or otherwise terminated its relationship with any Obligor since January 31, 2004. No Obligor has notice that any material customer intends to cancel or materially curtail its relationship with any Obligor.

               3.16 Environmental Matters. Neither any Obligor nor, to any Obligor's knowledge, any other Person has ever caused or permitted any Hazardous Material to be disposed of in violation of any applicable Environment Laws on or under any real property now or previously owned, leased or operated by any Obligor. None of Obligors has any liability with respect to Hazardous Materials, and no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials which could reasonably be expected to result in a liability to any Obligor in excess of $100,000.

               3.17 Employees.

                    ---------

                    (a) Except as set forth on Schedule 3.17(a), each Obligor is in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not, in the aggregate, have a Material Adverse Effect. No Obligor is engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against any Obligor is filed or, to the best of the Obligors' knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of each Obligor's knowledge, threatened to be filed, against any Obligor by any employee pursuant to any collective bargaining or other employment agreement to which any Obligor is a party or is bound. Except as set forth on Schedule 3.17(a), each Obligor is in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

                    (b) Schedule 3.17(b) sets forth a true and complete list of all employees representing executive management of the Obligors and all independent contractors or consultants hired or engaged by any Obligor as of the date hereof. Except as set forth on Schedule 3.17(b), the employment of all Persons and officers employed by each Obligor in connection with the preceding sentence is terminable at will without any penalty or severance obligation of any kind on the part of the employer. Except as set forth on Schedule 3.17(b), all sums due for employee compensation and benefits and all vacation time owing to any employees of any of the Obligors have been duly and adequately accrued on the accounting records of the Obligors.

                    (c) None of the Obligors is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Obligors or that would conflict with the Obligors' business as proposed to be conducted.

                    (d) There are no strikes, stoppages, slowdowns or other labor disputes against any Obligor pending or threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse

               3.18 Minute Books. The minute books of the Obligors made available to the Purchasers contain a complete summary of all meetings of directors and unit holders since the time of formation or incorporation.

               3.19 Tax Matters. There are no federal, state, county or local taxes due and payable by any Obligor which have not been paid except withholding taxes and taxes included in rent payments which, in each case, will be paid on a timely basis. The provisions for taxes on the Balance Sheet are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Obligors whether or not assessed or disputed as of the respective dates of such balance sheets. The Obligors have made provision for the payment of all taxes which, to the knowledge of any Obligor, are expected to become due with respect to the Obligors' business, properties and operations. Each Obligor has duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. No Obligor has not been subject to a federal or state tax audit of any kind.

               3.20 Employee Benefit Plans. No Obligor has any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former and current employees of the Obligors, or under which any Obligor has any obligation or liability. Schedule 3.20 lists all material bonus, commission, profit-sharing, saving, stock option, insurance, deferred compensation, or fringe or employee benefit plans or arrangements maintained or provided by any Obligor to its employees or under which any Obligor has any obligation or liability (each, a "Benefit Arrangement"). True and complete copies of all written Benefit Arrangements have been provided or made available to the Purchasers prior to the date hereof. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law.

               3.21 Intellectual Property.

                    ---------------------

                    (a) The Co-Borrowers own all right, title and interest in and to, or has a valid and enforceable license to use, all the Intellectual Property used by it in connection with the Obligors' business as presently conducted (the "Company Intellectual Property"), which represents all intellectual property rights necessary to the conduct of the Obligors' business as now conducted and as presently contemplated to be conducted. The Co-Borrowers are in compliance with the contractual obligations relating to the protection of such of the Company Intellectual Property that it uses pursuant to license agreements. To the knowledge of the Obligors, there are no conflicts with or infringements by any third party of any Company Intellectual Property. To the Obligors' knowledge, the conduct of the Obligors' business as currently conducted or as currently contemplated to be conducted does not conflict with or infringe any proprietary right of any third party. There is no material claim, suit, action or proceeding pending or, to the knowledge of the Obligors, threatened against any Obligor: (i) alleging any such conflict or infringement with any third party's proprietary rights; or (ii) challenging the Obligors' ownership or use of, or the validity or enforceability of any Company Intellectual Property.

                    (b) Schedule 3.21(b) sets forth a complete and current list of all patents, patent applications, registered trademarks (and applications therefor) and registered copyrights (and applications therefor) used by any Obligor in connection with its business as presently conducted ("Listed Intellectual Property") and the owner of record, date of application or issuance and relevant jurisdiction as to each. Except as described in Schedule 3.21(b), all Listed Intellectual Property is owned by the Co-Borrowers, free and clear of security interests, liens, encumbrances or claims of any nature. Except as listed in Schedule 3.21(b), no Listed Intellectual Property is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.

                    (c) Schedule 3.21(c) sets forth a complete list of all: (i) licenses, sublicenses and other agreements in which any Obligor or any sublicensee of the Obligors has granted to any person the right to use the Company Intellectual Property; and (ii) all other consents, indemnifications, forbearances to sue, settlement agreements and licensing or cross-licensing arrangements to which any Obligor is a party relating to the Intellectual Property or the proprietary rights of any third party, other than "off-the-shelf" software and the like licensed by any Obligor as licensee. Except as set forth in Schedule 3.21(c), none of the Obligors is under any obligation to pay royalties or other payments in connection with any license, sublicense or other agreement, nor restricted from assigning its rights under any sublicense or agreement respecting the Company Intellectual Property nor will any Obligor otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company Intellectual Property.

                    (d) No present or former employee, officer or director of any Obligor, or agent or outside contractor of any Obligor, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Company Intellectual Property.

                    (e) Except as set forth on Schedule 3.21(e), to the Obligors' knowledge: (i) none of the Company Intellectual Property has been used, divulged, disclosed or appropriated to the detriment of the Obligors for the benefit of any Person other than the Obligors; and (ii) no employee, independent contractor or agent of any Obligor has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Obligors.

                    (f) To the Obligors' knowledge, each Obligor's transmission, use, modification (including, but not limited to, framing, if applicable), linking and other practices in respect of content proprietary to any other Person do not infringe or violate any proprietary or other right of any such Person and, to the Obligors' knowledge, no claim in respect of any such infringement or violation is threatened or pending.

               3.22 Software. The operating and applications computer software programs and databases used by any Obligor that are material to the conduct of the Obligors' business as now conducted and as presently contemplated to be conducted, other than "off-the-shelf" software and the like licensed by any Obligor as licensee (collectively, the "Software") are listed on Schedule 3.22 hereto. The Co-Borrowers: (i) holds valid licenses to use, reproduce, modify, distribute and sublicense all copies of the Software, other than (a)
off-the-shelf software or (b) any portion thereof (collectively, the "Proprietary Software") that was developed by or under contract with the Obligors and (ii) either owns, or has a perpetual, royalty-free license to use, reproduce, modify, distribute and sublicense the Proprietary Software and, except as listed on Schedule 3.22, the Obligors have not sold, licensed, leased or otherwise transferred or granted any interest or rights in or to any portion thereof. To the knowledge of the Obligors, none of the Software used by any Obligor, nor any use thereof, conflicts with, infringes upon or violates any intellectual property or other proprietary right of any other Person and, to the knowledge of the Obligors, no claim, suit, action or other proceeding with respect to any such infringement or violation is threatened or pending. Except as set forth on Schedule 3.22, the Obligors have taken the steps reasonably necessary to protect its right, title and interest in and to the Proprietary Software, including, without limitation, the execution of appropriate confidentiality agreements.

         The Co-Borrowers possess or have access to the original and all copies of all documentation and all source code or password protected code, as applicable, for all the Proprietary Software it owns. Upon consummation of the transactions contemplated by this Agreement, the Co-Borrowers will continue to own all the Proprietary Software owned by it, free and clear of all claims, liens, encumbrances, obligations and liabilities other than Permitted Liens and, with respect to all agreements for the lease or license of Proprietary Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Obligors to continue to use and operate such Software after the Closing Date, the Co-Borrowers will have obtained such consents or taken such other actions so required.

         Any material programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship ("Works") that were created by employees of the Obligors were made in the regular course of such employees' employment or service relationships with the Obligors using the Obligors' facilities and resources and, as such, constitute works made for hire. Each such employee who has created Works or any employee who in the regular course of his employment may create Works and all consultants have signed an assignment or similar agreement with the Co-Borrowers confirming the Co-Borrowers' ownership or, in the alternate, transferring and assigning to a Co-Borrower all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.

               3.23 Title to Tangible Assets. Each Obligor has good title to its properties and assets and good title to all its leasehold estates, in each case subject to no Liens other than Permitted Liens.

               3.24 Condition of Properties. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by any Obligor (a) are in good operating condition and repair, reasonably fit and usable for the purposes for which they are being used and are presently contemplated to be used, and adequate and sufficient for such Obligor's business as now conducted and as presently contemplated to be conducted, subject in all cases to ordinary wear and tear and retirement and (b) conform in all material respects with all applicable ordinances, regulations and laws.

               3.25 Insurance. The Obligors' properties are insured, in the reasonable judgment of the Obligors, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and the business of the Obligors as now conducted and as presently contemplated to be conducted. Schedule 3.25 sets forth a true and complete listing of the insurance policies of the Obligors as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect. Except as set forth in Schedule 3.25, there is no material claim by any Obligor pending under such policies.

               3.26  Transactions  with Related Parties.  Except as disclosed on
Schedule 3.26, no Obligor is not a party to any agreement with any of the managers, officers or members of any Obligor or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. Except as set forth in Schedule 3.26, none of the Obligors employs as an employee or engage as a consultant any immediate family member of any of the Obligor's directors, officers or unit holders. Except as set forth in Schedule 3.26, to the knowledge of each Obligor, there exist no agreements among unit holders of any Obligor to act in concert with respect to their voting or holding of any Obligor's securities.

               3.27 Interest in Competitors. Neither any Obligor nor any of such Obligor's officers or, to the best of its knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Obligors that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity competitive with any activity currently proposed to be conducted by the Parent or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of any Obligor.

               3.28 Registration Rights. Except as provided in Schedule 3.28 and except as provided in the Transaction Documents, none of the Obligors is under any obligation to register under the Securities Act any of its outstanding securities or any of its securities that may be issued subsequently. The Obligors may enter into future agreements to register outstanding securities under the Securities Act pursuant to terms consistent with those provided by the agreements listed on Schedule 3.28.

               3.29 Exchange Act Registration. None of the Obligors' securities are registered, or required to be registered, under Section 12 of the Exchange Act.

               3.30 Private Offering. Neither the Parent nor any Co-Borrower nor anyone acting on their behalf has sold or has offered any of the Notes or Warrants for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Purchasers. Neither the Parent, any Co-Borrower nor anyone acting on their behalf shall offer the Notes or Warrants for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Notes or Warrants or shares of Common Units issuable upon exercise of the Warrants, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of the Purchasers set forth in
Section 5 of this Agreement, the offer, issuance and sale of the Notes and Warrants and Warrant Units issuable upon exercise of the Warrants are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

               3.31 Brokerage. Except as set forth in Schedule 3.31, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Parent or any Obligor, and the Parent and the Co-Borrowers jointly and severally agree to indemnify and hold the Purchasers harmless against any costs or damages incurred as a result of any such claim.

               3.32 Illegal or Unauthorized Payments;  Political  Contributions.
Neither any Obligor nor, to the Obligors' knowledge (after reasonable inquiry of its officers and directors), any of any Obligor's officers, directors, employees, agents or other representatives of any Obligor has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of any Obligor.

               3.33 Internal Accounting Controls. Each Obligor has established or is in the process of establishing a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               3.34 Material Facts. This Agreement, the schedules furnished contemporaneously herewith, and the certificates or written statements required hereunder to be furnished to the Purchasers at the Closing by or on behalf of the Obligors, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. The Earnings Forecast were made by management of the Obligors in good faith based on factual assumptions believed to be true, it being understood that actual results may differ from the projections contained therein.

               3.35 Foreign Assets Control Regulations, etc. Neither the payment by the Purchasers to the Parent and the Co-Borrowers contemplated hereunder nor their use of the proceeds of the Securities or the Notes will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Parent, any Co-Borrower or any Subsidiary of the Parent (i) is or will become a blocked person described in
Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (ii) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such blocked person.

         No part of the proceeds from the Securities or the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

               3.36 Other Acquisitions. Except for the Seller Notes and the Cosmo Seller Note, the purchase price payable under all acquisition documents existing on the Closing Date of the Obligors has been paid in full, including any post closing adjustments or earnouts.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

                  Each Purchaser on behalf of itself and not as to any other Purchaser or Person hereby severally and not jointly represents and warrants to the Co-Borrowers and the Parent as follows:

               4.1 Corporate Power. It has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations hereunder.

               4.2 Authorization. It has taken all corporate action required to make all its obligations in this Agreement the valid and enforceable obligations they purport to be, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

               4.3 Purchaser Bears Economic Risk. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Parent and the Co-Borrowers so that it is capable of evaluating the merits and risks of its investment in the Parent and the Co-Borrowers and has the capacity to protect its own interests. It acknowledges that investment in the private placement transactions involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Notes and Securities for a long period of time and to suffer a complete loss of its investment.

               4.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Notes or Warrants unless and until:

                    (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                    (b) The Purchaser shall have satisfied the terms and conditions of Section 2.10, including, without limitation, subsection (c) thereof, prior to the proposed disposition. 4.5 Accredited Investor Status. It is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

               4.6 Acquisition for Own Account. It is acquiring the Notes and Warrants for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Notes or Warrants or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

         5. AFFIRMATIVE COVENANTS OF THE OBLIGORS.

         The Parent and the Co-Borrowers jointly and severally covenant and agree with the Purchasers that, so long as any amount due under the Notes is outstanding and until payment in full of all amounts payable by the Co-Borrowers hereunder:

               5.1 Payment of Notes. The Co-Borrowers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Agreement.

               5.2 Conduct of Business. The Parent and each Co-Borrower shall remain duly formed, validly existing, and in good standing as a domestic corporation or company, as applicable, under the laws of its state of formation. The Parent and each Subsidiary of the Parent shall remain duly formed or incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation or formation and maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted. The Co-Borrowers shall maintain an office or agency where (a) Notes may be presented or surrendered for registration of transfer or for exchange, (b) Notes may be presented or surrendered for payment, (c) Warrants may be presented for conversion and (d) notices and demands to or upon the Obligors in respect of the Notes, Warrants and this Agreement may be served. The Co-Borrowers shall give prior written notice to the Purchasers of the location, and any change in the location, of such office or agency.

               5.3 Notice of Adverse Change. The Co-Borrowers shall promptly notify the Purchasers in writing of (a) any change in the business or the operations any Obligor which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Purchasers pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

               5.4 Notice of Default. The Co-Borrowers shall promptly notify the Purchasers of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

               5.5 Notice of Litigation. The Co-Borrowers shall promptly notify the Purchasers of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against any Obligor on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect or in which the amount in controversy exceeds $500,000.

               5.6 Reserved.

               5.7 Compliance Certificates. The Co-Borrowers shall deliver to the Purchasers, within 20 days after the end of each fiscal quarter, an Officers' Certificate (which shall include a Quarterly Perfection Certificate Update) as to such Officers' knowledge, of the Co-Borrowers's compliance with all conditions and covenants under this Agreement (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default or Event of Default exists, such Officer shall specify the nature of such Default or Event of Default. Such certificate shall provide computations in reasonable detail demonstrating compliance with the financial covenants in Section 7. Each such Officers' Certificate shall also notify the Purchasers of any change in the Co-Borrowers's fiscal year-end.

         So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to this Agreement shall be accompanied by a written report of the Co-Borrowers's independent certified public accountants (who shall be a firm of established national reputation reasonably acceptable to the Majority Purchasers) stating (A) that their audit examination has included a review of the terms of this Agreement and the form of the Note as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards

               5.8 Board of Directors. The Parent shall cause its Board of Directors to hold meetings at least quarterly.

               5.9 Security. The Co-Borrowers shall and shall cause the Parent and each Subsidiary of the Parent to promptly take any and all actions necessary to execute any definitive documentation (which documentation shall include customary representations, warranties, covenants, conditions and agreements, and any UCC financing statements) reasonably requested by the Purchasers, for obtaining the benefits of the Security Agreement, subject to the terms and conditions stated therein.

               5.10 Taxes. Each Obligor will pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

               5.11 Insurance. Each Obligor will all times maintain with financially sound and reputable insurance companies insurance covering its assets and its businesses in such amounts and covering such risks (including, without limitation, hazard, business interruption and public liability) as is consistent with sound business practice and as may be obtained at commercially reasonable rates. The insurance policies will comply with the provisions of
Section 11 of the Security Agreement.

               5.12 Compliance with Laws. Each Obligor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

               5.13   Maintenance   and   Properties.   Each  Obligor  will  use
commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, subject in all cases to ordinary wear and tear and retirement, and use commercially reasonable efforts to make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted.

               5.14 Inspection. Each Obligor will permit each Purchaser, by its representatives and agents, to inspect any of the properties, licenses, corporate books and financial records of each Obligor, to examine and make copies of the books of accounts and other financial records of each Obligor and to discuss the affairs, finances and accounts of the Obligors with, and to be advised as to the same by, their respective offices at such reasonable times and intervals on reasonable advance written notice to the Co-Borrowers.

               5.15 Financial Statements, Etc. The Parent shall deliver to each Purchaser the following financial statements as and when indicated below, provided, however, that, with respect to all financial statements otherwise due in accordance with this Section 5.15 within the first 6 months after the Closing Date, the Parent shall have an additional 30 days to deliver any such statements:

                    (a) Flash Reports. As soon as available and in any event within 20 days after the end of each month, flash reports of the Parent and its Subsidiaries which shall include such information as may be available to the Parent from time to time.

                    (b)  Monthly  Financials.  As soon as  available  and in any event within 20 days after the end of each of month, a consolidated and consolidating statement of income of the Parent and its Subsidiaries for such monthly period and for the period from the beginning of the respective fiscal year to the end of such period and the related consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating statements of income and cash flows for the corresponding period in the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period.

                    (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each quarterly fiscal periods of each fiscal year, a consolidated and consolidating statement of income and cash flows of the Parent and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating statements of income and cash flows for the corresponding period in the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period.

                    (d) Annual Financials. As soon as available and in any event within 90 days after the end of each fiscal year, audited consolidated and consolidating statements of income and cash flows of the Parent and its Subsidiaries for such year and the related audited consolidated and consolidated balance sheet of the Parent and its Subsidiaries at the end of such year, setting forth in each case in comparative form (i) the corresponding information as of the end of and for the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period, accompanied by an opinion, without a going concern or similar qualification or exception as to scope or other material qualification or exception, thereon of the Parent's auditors (which auditors shall be reasonably acceptable to the Majority Purchasers), which opinion shall state, in substance, that said financial statements fairly present in all material respects the consolidated and consolidating financial condition, results of operations and cash flows of the Parent and its Subsidiaries as at the end of, and for, such fiscal year in conformity with GAAP. The Parent and each Co-Borrower shall supply such additional information and detail as to any item or items contained on any such statement that the Majority Purchasers may reasonably require. All such information will be prepared in conformity with GAAP consistently applied.

                    (e) Annual Budgets and Projections. As soon as practicable and in any event by June 30 of each year, an annual budget and operating plans for the Parent and its Subsidiaries such the following fiscal year (and as soon as available, any subsequent revisions thereto). If requested by the Purchaser, the Parent shall provide an explanation for variances between the materials provided under this clause (d) and the Earnings Forecast.

                    (f) Regulatory and Intellectual Property Filings and Notices. As soon as reasonably practicable but in any event within three (3) Business Days, upon receipt or delivery, copies of any and all material notices and other material communications from and to any federal or state regulatory body with jurisdiction over any Obligor's products, business and/or processes
(i) with respect to any Obligor or any of the Obligors' products or practices and (ii) with respect to the Company's Intellectual Property with counsel to any of the Obligors (including any non-infringement opinions of counsel or advisors to the Obligors or any other Person), the United States Patent & Trademark Office and any other Person. The Co-Borrowers shall as soon as reasonably practicable, notify the Purchasers of any infringement or threatened infringement of the Company Intellectual Property may at any time come to its notice.

               5.16 Use of Proceeds. The proceeds from the sale of the Notes shall be used (i) to fund the Interest Escrow Account, (ii) to fund the Escrow Account to hold the payment of $4,000,000 representing the cash portion of the purchase price under the GK Acquisition Documents, subject to adjustments as provided in the GK Acquisition Documents (iii) to pay for the fees and expenses incurred in connection with this Agreement and (iv) for general corporate purposes. None of the proceeds will be used for the purpose, direct or ultimate, of buying or carrying "Margin Stock" within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States of America, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any "Margin Stock".

               5.17 Intellectual Property. At its own expense, the Obligors shall make, execute, endorse, acknowledge file and/or deliver any documents and take all actions necessary or required to maintain its ownership rights in the material Company Intellectual Property, including, without limitation, (i) any action reasonably required to protect the Intellectual Property in connection with any infringement, suspected infringement, passing off, act of unfair competition or other unlawful interference with the rights of any Obligor in and to the Company

Intellectual Property, and (ii) any registrations with the United States Patent & Trademark Office and any corresponding foreign patent and/or trademark office required for any of the Obligors to carry on its business as presently conducted and as presently proposed to be conducted. Except for non-exclusive licenses granted in the ordinary course of business, the Obligors shall not transfer, assign or otherwise convey the Intellectual Property, any registrations or applications thereof and all goodwill associate therewith, to any person or entity. Nothing herein shall prevent the Company from abandoning software not necessary for the prudent conduct of the business of the Obligors.

               5.18 Further Assurances.  At the Purchaser's  reasonable request, each Obligor shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Purchasers from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Purchasers as the Purchasers shall reasonably deem necessary or appropriate to consummate the transactions contemplated in any of the Transaction Documents. In no way limiting the foregoing, upon the exercise by the Purchasers of any power, right, privilege or remedy pursuant to any Transaction Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Obligor shall execute and deliver all applications, certifications, instrument and other documents and papers that the Purchasers may be so required to obtain.

               5.19 Certain Changes and Conduct of Business. From and after the date of this Agreement and until the Notes are no longer outstanding, the Obligors shall inform the Purchasers of all material developments, including without limitation (i) any issuance of debt securities by any Obligor, (ii) the incurrence of any Indebtedness by any Obligor, (iii) a change in the number of the Board of Directors of such Obligor, (iv) a sale, lease or transfer of any material portion of the assets of any Obligor and (v) any change in ownership of Capital Units of any Obligor (specifying the details of any such change, including the identity and ownership amount of any new owner). Each Obligor shall provide the Purchasers with any written information provided to the board of directors or board of managers (or similar body) of such Obligor in their respective capacities as such.

               5.20 Additional Subsidiaries. If any additional Subsidiary of the Parent is formed or acquired (and such Subsidiary has assets in excess of $10,000 or acquires assets in excess of $10,000) after the Closing Date, the Parent and the Co-Borrowers will, within three Business Days after such Subsidiary is formed or acquired, notify the Collateral Agent and the Purchasers thereof and within such period cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Capital Units in or Indebtedness of such Subsidiary owned by or on behalf of any Obligor and shall deliver to the Collateral Agent a legal opinion of counsel to such Subsidiary as to such Subsidiary as to matters covered by the opinion delivered by counsel pursuant to Section 8.5. To the extent any portion of the Collateral and Guarantee Requirements is subject to the Collateral Exception, the Obligors shall use reasonable efforts to satisfy such portion of the Collateral and Guarantee Requirement but the failure to actually satisfy such portion shall not constitute a Default or Event of Default.

               5.21 Restructuring of KCO Note, Cosmo Seller Note and Anushka Seller Note. On or before May 30, 2004, the Obligors will arrange for the restructuring of the KCO

Note, the Cosmo Seller Note and the Anushka Seller Note so that each note (a "Restructured Note") satisfies the Permitted Financing Conditions; provided, that, subject to the terms of subordination to be contained therein and Section 6.4, the Cosmo Seller Note and the Anushka Seller Note as restructured may provide for and the Parent may make the current payment of cash interest thereon at a rate not to exceed 5% per annum and the payments of cash on the KCO Note specified in Section 6.4(d).

         6. NEGATIVE COVENANTS OF THE OBLIGORS.

         The Parent and the Co-Borrowers jointly and severally covenant and agree with the Purchasers that, so long as any amount due under the Notes is outstanding and until payment in full of all amounts payable by the Co-Borrowers hereunder and, solely in the case of Section 6.11, so long as any Warrants remain outstanding:

               6.1 Limitation on Additional Indebtedness and Liens.
                   -----------------------------------------------

                    (a) Neither the Parent nor any of its Subsidiaries shall incur or permit to exist any Indebtedness other than Permitted Indebtedness. The Parent will not incur or permit to exist any Indebtedness other than Permitted Indebtedness outstanding on the Closing Date.

                    (b) The Parent and the Co-Borrowers shall not and shall not permit any of the Parent's Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than (i) Liens created pursuant to the Security Agreement, (ii) those Liens that exist immediately prior to the date hereof as set forth in the Disclosure Schedules and (iii) Permitted Liens. The Parent and the Co-Borrowers shall not and shall not permit any of the Parent's Subsidiaries to be bound by any agreement which limits the ability of the Parent, the Co-Borrowers or any of the Parent's Subsidiaries to grant Liens other than restrictions (x) as to property permitted under this Agreement to be sold, on such property pending sale and (y) as to property subject to purchase money liens constituting a Permitted Lien, on such property so long as such Permitted Indebtedness secured thereby is outstanding.

               6.2 Limitation on Transactions with Affiliates. The Parent and the Co-Borrowers shall not and shall not permit any of the Parent's Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates, other than Permitted Affiliate Transactions.

               6.3 Limitation on Capital Expenditures. The aggregate amount of Capital Expenditures made by the Obligors as a whole shall not exceed (i) $7,000,000 in the aggregate for the fiscal year ended June 30, 2005, (ii)
$8,000,000  in the  aggregate  for the fiscal  year ended June 30,  2006,  (iii)
$8,000,000  in the  aggregate  for the fiscal  year ended  June 30,  2007,  (iv)
$9,000,000 in the aggregate for the fiscal year ended June 30, 2008, and (v) $10,000,000 in the aggregate for the fiscal year ended June 30, 2009.

               6.4 Dividends and Redemptions.

                   -------------------------

                    (a) The Parent shall not and shall not permit any of its Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of any of its Capital Units now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its Capital Units (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing (each of the foregoing is herein called a "Restricted Payment"); provided, that any Subsidiary directly or indirectly wholly owned by a Co-Borrower may pay dividends on its Capital Units; and, provided further, that the Obligors may make distributions in accordance with this Section 6.4.

                    (b) So long as no Default or Event of Default has occurred and is continuing or would occur after giving effect to the Restricted Payment contemplated by this clause (b), the Obligors taken as a whole may make distributions to the Parent to fund its operating expenses of the Parent incurred in the ordinary course of business.

                    (c) Notwithstanding the subordination provisions of any Subordinated Note or any provision herein but so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect to the Restricted Payment contemplated by this clause (c), the Obligors may make Permitted Distributions directly or indirectly to the Parent so long as the Parent concurrently uses the proceeds of such Permitted Distribution for the purpose specified in the definition thereof.

                    (d) Notwithstanding the subordination provisions of any Subordinated Note or any provision herein but so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect to the Restricted Payment contemplated by this clause (d), the Obligors may make distributions from and after September 30, 2006 in the Co-Borrowers' Percentage of the Specified Amount to enable the Parent to make payments of principal and accrued and unpaid interest in respect of such principal payment (but not other accrued interest) in respect of the KCO Note if all of the following conditions are satisfied: (i) the Consolidated EBITDA for the four quarters ended immediately prior to the making of the Restricted Payment shall be at least the amount specified in Section 7.1, (ii) simultaneously with such distribution the Co-Borrowers shall make a prepayment of principal and accrued interest on the Notes equal in the aggregate to the Purchaser's Percentage of amount of the Restricted Payment being made under this clause (d), and (iii) at least ten (10) days prior to the making of the Restricted Payment contemplated by this clause
(d), the Co-Borrowers shall provide to the Purchasers the compliance certificate for the Test Period contemplated by Section 5.7 which certificate shall state the date of the proposed Restricted Payment and shall provide a computation in reasonable detail of the Specified Amount. The term "Specified Amount", as of any date, means the difference, if positive of (x) Consolidated EBITDA of the Parent and its Subsidiaries for the period (the "Test Period") commencing October 1, 2005 through the end of the fiscal quarter immediately prior to the date of the proposed Restricted Payment less (y) the sum of (i) Consolidated Interest Expense for the Test Period, plus (ii) consolidated Capital Expenditures of the Parent and its Subsidiaries for the Test Period plus (iii) Restricted Payments made during the Test Period plus (iv) any mandatory payments of principal on any Indebtedness during four fiscal quarters immediately following the end of the Test Period. As used herein, the term  "Borrowers'  Percentage"  of the Specified  Amount means (a) until the principal amount of the Notes shall have been reduced below $5,000,000 (including through prepayments required under this clause (d) or otherwise), 50% and (b) at all other times, 75% and the term "Purchaser's Percentage" shall mean, at any time, 100% minus the Borrowers' Percentage. For clarity, the aggregate prepayment of the Notes plus the aggregate Restricted Payment pursuant to this clause (d) shall not exceed, in the aggregate the Specified Amount.

                    (e) No distribution may be made under this Section 6.4 if a Default or Event of Default shall have occurred at the time of or after giving effect to such distribution.

               6.5 Fundamental Changes; Disposition of Assets; Acquisitions. The Parent and the Co-Borrowers shall not, and they shall not permit all Subsidiary of the Parent to (i) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, any of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, other than for sales of inventory in the ordinary course of business, sales of obsolete equipment not to exceed $250,000 aggregate gross cash proceeds for sales by all Obligors during the term of this Agreement, or (ii) acquire by purchase or otherwise (other than purchases or other acquisitions of real property, inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person; provided, however, that GK Acquisition Company may consummate the GK Acquisition if the GK Acquisition Conditions are satisfied, and the Co-Borrowers may consummate other Permitted Acquisitions.

               6.6 Limitation on Lines of Business. The Co-Borrowers shall, and shall cause each Subsidiary of the Co-Borrowers to, directly or indirectly, engage primarily in a Related Business. For the purposes of this Section 6.6, "Related Businesses" shall mean businesses that consist primarily of, or are related to, cosmetic surgery, cosmetic dentistry and dermatology clinical care, as well as spa and beauty-enhancement services. The Parent and the other
Obligors (other than the Co-Borrowers and their Subsidiaries which shall be bound by the first sentence of this Section 6.6) shall not engage in any activity other than as set forth in Section 3.6 and the Parent will contribute to the capital of the Co-Borrowers within one Business Day after receipt all net cash proceeds from the issuance of any equity issued by it or Indebtedness issued to third parties incurred by the Parent.

               6.7 Investments. No Obligor shall make or own any Investment in any Person, including without limitation any joint venture, other than:

                    (a) Permitted Investments;

                    (b) operating deposit accounts with banks;

                    (c) Hedging Agreements entered into in the ordinary course of the Co-Borrowers' financial planning and not for speculative purposes;

                    (d) investments by the Obligors existing on the date hereof in the capital stock, units, membership interests or other equity interests of its Subsidiaries who are Obligors and additional contributions after the date hereof in such Obligors;

                    (e) Permitted Acquisitions;

                    (f) any  convertible  note tax loan  deemed to be made under
Section 5(b) of the L Capital Note and any promissory note issued to the Parent in connection therewith;

                    (g) (i) intercompany advances and repayments in the ordinary course among Co-Borrowers, another Obligor that is an operating entity and (so long as the proceeds of such advances are deposited by Advanced Aesthetics, LLC in a deposit account subject to a control agreement referred to in Section 6.13) Advanced Aesthetics, LLC, and (ii) intercompany advances by an Obligor to the Parent so long as such advance, if made as a Restricted Payment, would have been permitted under Section 6.4 hereof and the provisions of Section 6.4 are complied with as if such payment were a Restricted Payment; and

                    (h) investments by the Obligors in newly created subsidiaries in connection with any Permitted Acquisition, provided that the Collateral and Guarantee Requirement is satisfied in connection therewith, taking into account the portion thereof subject to Collateral Exceptions.

               6.8 Sales and Lease-Backs. Neither the Parent, any Co-Borrower or any Subsidiary of the Parent shall, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which any (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by any Obligor to any Person in connection with such lease.

               6.9 Litigation. Neither the Parent nor any Co-Borrower shall, and shall cause each Subsidiary of the Parent not to, settle, or agree to indemnify or defend third parties against, any material lawsuit, (i) except as may be required by judicial or regulatory order or by agreements entered into prior to the date hereof on a basis consistent with past practice or (ii), in the case of a settlement, unless the terms of the settlement require any Obligor to make aggregate transfers of less than $500,000. For the purpose of this section 6.9, a material lawsuit shall be any lawsuit in which the amount in controversy exceeds $500,000.

               6.10 Sufficiency of Shares for Warrant Exercise. For so long as the Warrants are outstanding, the Parent shall take all measures reasonably requested by the Majority Purchasers to make available or authorize sufficient Warrant Units issuable upon exercise of the Warrants.

               6.11 Limitation on Amendments of Operating Agreement, Charter Documents and Material Agreements. No Obligor shall amend its operating agreement, bylaws, certificate of incorporation or other charter document or permit any other Obligor to do so in a manner adverse to the Purchasers in their capacity as purchasers of the Notes. Neither the Parent, any Co-Borrower or any of the Parent's Subsidiaries will amend any Material Agreement if the amendment is reasonably likely to have a Material Adverse Effect.

               6.12 Further Assurances. At the Majority Purchasers' reasonable request, each Obligor shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Purchasers from time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Majority Purchasers as the Majority Purchasers shall reasonably deem necessary or appropriate to consummate the transactions contemplated in any of the Transaction Documents. In no way limiting the foregoing, upon the exercise by the Majority Purchasers of any power, right, privilege or remedy pursuant to any Transaction Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Obligor shall execute and deliver all applications, certifications, instrument and other documents and papers that the Majority Purchasers may be so required to obtain.

               6.13 Cash Management System. The Parent and its Subsidiaries will not (a) alter the cash management system described on Schedule 6.13, or (b) permit more than the Maximum Amount at any time to be held in bank accounts in the aggregate as to which there are no control agreement or agreements providing the Collateral Agent with "control" as such term is defined in Section 9-104 of the Uniform Commercial Code of the State of New York. The Maximum Amount on any date is the product of $150,000 times the number of Units on such date. Notwithstanding the foregoing, the Obligors' concentration account (which shall be maintained as an account of a Co-Borrower or Advanced Aesthetics, LLC) and the Escrow Account shall at all times be subject to a control agreement satisfactory to the Purchasers.

         7. FINANCIAL COVENANTS OF THE CO-BORROWERS.

               7.1 Minimum Consolidated EBITDA. The Co-Borrowers shall not, at the end of any fiscal quarter, permit Consolidated EBITDA for the four fiscal quarters ended on such date to be less than the amount set forth below for such period:

Four Fiscal Quarters Ended                           Minimum Consolidated EBITDA
---------------------------------------------------- ---------------------------
June 30, 2006                                        $3,000,000
---------------------------------------------------- ---------------------------
September 30, 2006                                   $4,000,000
---------------------------------------------------- ---------------------------
December 31, 2006                                    $6,000,000
---------------------------------------------------- ---------------------------
March 31, 2007 and each fiscal quarter thereafter    $6,500,000
---------------------------------------------------- ---------------------------

               7.2 Consolidated Total Debt to Consolidated EBITDA. For each fiscal quarter, commencing June 30, 2006, the Co-Borrowers shall not permit the ratio of Consolidated Total Debt to Consolidated EBITDA as of the end of any fiscal quarter set forth below to be greater than the ratio set forth below:

Four Fiscal Quarters Ended                         Consolidated  Total Debt to
                                                   Consolidated  EBITDA Ratio

--------------------------------------------------------------------------------
June 30, 2006                                      4.00 to 1.00
--------------------------------------------------------------------------------
September 30, 2006                                 3.25 to 1.00
--------------------------------------------------------------------------------
December 31, 2006                                  2.25 to 1.00
--------------------------------------------------------------------------------
March 31, 2007 and each fiscal quarter thereafter  2.00 to 1.00
--------------------------------------------------------------------------------

               7.3 Consolidated Senior Debt Ratio. The Co-Borrowers shall not permit the Consolidated Senior Debt ratio as of the end of any fiscal quarter set forth below to be greater than the ratio set forth below:

Fiscal Quarter Ended                                  Minimum Consolidated
                                                      Senior Debt Ratio

--------------------------------------------------------------------------------
June 30, 2006                                         3.34 to 1.00
--------------------------------------------------------------------------------
September 30, 2006                                    2.50 to 1.00
--------------------------------------------------------------------------------
December 31, 2006 and each fiscal quarter thereafter  2.00 to 1.00
--------------------------------------------------------------------------------

               7.4 Minimum Unit EBITDAR. The Co-Borrowers shall not, at the end of any fiscal quarter, permit Unit EBITDAR for any fiscal quarter to be less than the amount set forth below for such fiscal quarter:

Fiscal Quarter Ended                                 Minimum Unit EBITDAR
--------------------------------------------------------------------------------
December 31, 2004                                    $800,000
--------------------------------------------------------------------------------
March 31, 2005                                       $900,000
--------------------------------------------------------------------------------
June 30, 2005                                        $1,100,000
--------------------------------------------------------------------------------
September 30, 2005                                   $1,300,000
--------------------------------------------------------------------------------
December 31, 2005                                    $1,500,000
--------------------------------------------------------------------------------
March 31, 2006                                       $1,900,000
--------------------------------------------------------------------------------
June 30, 2006 and each fiscal quarter thereafter     $2,500,000
--------------------------------------------------------------------------------

               7.5 Minimum Unit Fixed Charge Coverage Ratio. The Co-Borrowers shall not permit the Unit Fixed Charge Coverage Ratio for any fiscal quarter to be less than the amount set forth below for such fiscal quarter:

      Fiscal Quarter Ending          Minimum Unit Fixed Charge Coverage Ratio

----------------------------------- --------------------------------------------
December 31, 2004                   1.00 to 1.00
----------------------------------- --------------------------------------------
March 31, 2005                      1.25 to 1.00
----------------------------------- --------------------------------------------
June 30, 2005                       1.50 to 1.00
----------------------------------- --------------------------------------------
September 30, 2005                  1.75 to 1.00
----------------------------------- --------------------------------------------
December 31, 2005                   2.00 to 1.00
----------------------------------- --------------------------------------------
March 31, 2006                      2.25 to 1.00
----------------------------------- --------------------------------------------
June  30,  2006  and  each  fiscal  2.50 to 1.00
quarter thereafter
----------------------------------- --------------------------------------------

         8. PURCHASERS' CLOSING CONDITIONS.

         The obligation of the Purchasers to purchase and pay for the Notes and the Warrants on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Obligors of their agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

               8.1 Representations and Warranties. The representations and warranties of the Obligors contained in the Transaction Documents shall be true and correct in all respects on the date hereof and on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

               8.2 Compliance with Agreement, No Default or Event of Default. Te Obligors shall each have performed and complied with all agreements, covenants and conditions contained in each Transaction Document which are required to be performed or complied with by it prior to or on the Closing Date. No Default or Event of Default shall exist prior to or after giving effect to the transactions contemplated on the Closing Date.

               8.3 Officer's Certificate. Each of the Purchasers shall have received a certificate, dated the Closing Date, signed by each of the President and the Chief Financial Officer of the Parent and each Co-Borrower, certifying that the conditions specified in the foregoing Sections 8.1 and 8.2 hereof have been fulfilled.

               8.4 Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

               8.5 Counsel's Opinion. The Purchasers shall have received from the Obligors' counsel, Jenkens & Gilchrist Parker Chapin LLP, dated the Closing Date, substantially in the form of Exhibit F hereto.

               8.6 Adverse Development. There shall have been no developments in the business of any of the Obligors, including the Target Business, which in the opinion of the Purchasers could have a Material Adverse Effect.

               8.7 Approval of Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Purchasers and their special counsel, Willkie Farr & Gallagher LLP; and the Purchasers shall have received copies of all documents or other evidence which they and Willkie Farr & Gallagher LLP may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Purchasers and Willkie Farr & Gallagher LLP.

               8.8 UCC File Watch Agreement. If requested by the Purchasers, each Obligor shall have delivered to the Purchasers a copy of a UCC File Watch/Continuation Tracker Services Agreement (the "UCC File Watch Agreement") executed by each Obligor, the Collateral Agent and Access Information, Inc. or other service company selected by the Purchasers.

               8.9 Closing Date Commitment Fee. The Co-Borrowers shall have paid to the Purchasers the Closing Date Commitment Fee.

               8.10 Other Fees and Expenses. The Co-Borrowers shall have paid to the Purchasers all other amounts payable by any Obligor hereunder, including the payment of the fees and expenses of Willkie Farr & Gallagher LLP, counsel to TICC, and paid the amounts for costs and expenses relating to UCC and other collateral searches and filings.

               8.11 Security Interests. The Escrow Account shall have been established. The Escrow Bank, the Co-Borrowers and the Collateral Agent shall have executed and delivered the Escrow Account Control Agreement. All action necessary or determined by the Purchasers to be desirable to create and perfect the security interests purported to be created by the Security Agreement or the Escrow Account Control Agreement shall have been taken or completed, including the filing of Uniform Commercial Code financing statements, delivery of instruments or securities and delivery of "control" agreements necessary to establish control of deposit accounts and securities accounts as contemplated by Articles 8 and 9 of the Uniform Commercial Code. Each Obligor shall have executed and delivered to the Purchasers a duly executed counterpart of the Security Agreement and shall have otherwise satisfied the Collateral and Guarantee Requirements except as to the portion thereof subject to the Collateral Exception.

               8.12 Insurance. The Purchasers shall have received evidence that the insurance required to be maintained under this Agreement and Section 10 of the Security Agreement is in full force and effect and that the Purchasers (or their agent) has been named as loss payee or additional insured, as appropriate, under the applicable insurance policies.

               8.13 Amendment of Management Agreements. The Management Agreements shall have been amended to provide that all management fees thereunder shall accrue and not be paid in cash prior to the second anniversary of the Closing Date, and the Purchasers shall received true and correct copies thereof certified by an officer of the Parent.

               8.14 Secretary's Certificate. Each of the Purchasers shall have received a certificate, dated the Closing Date, signed by the Secretary or Assistant Secretary, as the case may be, of the Parent, each Co-Borrower, and each Guarantor certifying that (i) its certificate of incorporation or certificate of formation, as the case may be, annexed thereto is in full force and effect without any amendment, (ii) the by-laws or the limited liability company agreement, as the case may be, annexed thereto are correct and complete as in effect on the date thereof; and (iii) the resolutions annexed thereto approving the transactions contemplated herein have been duly approved by the Board of Directors or the members of such Person, as the case may be, and remain in full force and effect.

               8.15 L Capital Note. The Purchasers shall have received confirmation from the Parent and the holder of the L Capital Note that the Obligations constitute Senior Indebtedness under the Note and that the Note has been amended to preclude any right to accelerate the maturity of or enforce the payments under the L Capital Note prior to the final payment of the Obligations without the consent of the Purchasers.

               8.16 Shareholders Agreement; Registration Rights Agreement and Warrant. The Parent shall have executed and delivered to the Purchaser the Shareholders Agreement, the Warrant and the Registration Rights Agreement.

         9. DEFAULT AND REMEDIES.

               9.1 Events of Defaults. An "Event of Default" shall exist if one or more of the following conditions or event shall occur and be continuing (whether or not any of the following are within the control of the Parent, any Co-Borrower or any Obligor):

                        (i) any Obligor shall fail to pay when due (whether at

stated maturity or at a date fixed for optional or mandatory prepayment or otherwise) any payment of principal, interest, fee or any other amount on or under any of the Notes or any other Transaction Document;

                        (ii) any representation or warranty made or deemed made

by or on behalf of the Parent, any Co-Borrower or any Subsidiary of the Parent in or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder, shall prove to have been false or misleading when made or deemed made;

                        (iii) the Parent, any Co-Borrower or any Subsidiary of

the Parent shall fail to observe or perform any covenant, condition or agreement contained in any of the Transaction Documents and, except in the case of any covenant contained in Sections 5.15, 5.21, 6 or 7 hereof, such failure shall continue unremedied for a period of 30 days;

                        (iv) the Parent, any Co-Borrower or any Subsidiary of

the Parent shall become unable, fail generally or admit in writing its inability to pay its debts as they become due;

                        (v) the Parent, any Co-Borrower or any Subsidiary of the

Parent shall (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (vi) of this Section, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, any Co-Borrower or any Subsidiary of the Parent or for all or a substantial part of its assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) take any action for the purpose of effecting any of the foregoing;

                        (vi) an involuntary proceeding shall be commenced or an

involuntary petition shall be filed seeking (a) liquidation, reorganization or other relief in respect of the Parent, any Co-Borrower or any Subsidiary of the Parent or its debts, or of all or a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, any Co-Borrower or any Subsidiary of the Parent or for all or a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                        (vii) any event or condition shall occur that results in

any Indebtedness of the Parent, any Co-Borrower or any Subsidiary of the Parent exceeding in the aggregate $500,000 becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                        (viii) the Parent, any Co-Borrower or any Subsidiary of

the Parent shall fail to observe or perform any material covenant, condition or agreement contained in any Material Agreement and such failure shall continue unremedied for a period equal to the lesser of (a) 30 days and (b) any applicable cure period set forth in such Material Agreement, if in any event such failure could reasonably be expected to have a Material Adverse Effect;

                        (ix) any Material Agreement shall be cancelled or

terminated, other than by the Parent, any Co-Borrower or any Subsidiary of the Parent acting with the consent of the Parent, any Co-Borrower or any Subsidiary of the Parent in the ordinary course of business, if such cancellation or termination could reasonably be expected to have a Material Adverse Effect;

                        (x) any Liens created by the Security Agreement shall at

any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Purchasers, free and clear of all other Liens (other than Liens permitted under Section 6.1(b) or under the Security Agreement), or, except for expiration in accordance with its terms, the Security Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof or any other Transaction Document shall be contested by the Parent, any Co-Borrower or any Subsidiary of the Parent or any other obligor thereunder;

                        (xi) except for expiration or termination in accordance

with its terms, the Guaranty Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Guarantor;

                        (xii) one or more judgments for the payment of money in

an aggregate amount in excess of $500,000 shall be rendered against the Parent, any Co-Borrower or any Subsidiary of the Parent, or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent, any Co-Borrower or any Subsidiary of the Parent to enforce any such judgment;

                        (xiii) a Change in Control shall have occurred;

                        (xiv) any Material Adverse Effect which, in the good

faith determination of the Purchasers, is reasonably likely to impair the ability of the Co-Borrowers to repay the Notes on a timely basis shall have occurred; or

                        (xv) the Parent shall fail to have received by December

31, 2004 the Additional Equity Contribution.

               9.2 Remedies.

                   --------

                    (a) If any Event of Default described in clause (v) or (vi) of Section 9.1 shall have occurred (taking into account all grace periods), the principal on and under the Notes then outstanding, together with accrued interest thereon and all fees and other obligations of the Co-Borrowers accrued hereunder and under the other Transaction Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors, and the obligation of the Purchasers to purchase Notes on any Closing Date shall automatically terminate.

                    (b) If any other Event of Default described in Section 9.1 shall have occurred (which, for clarity, is after taking into account all grace periods set forth in Section 9.1), and at any time thereafter during the continuance of such Event of Default, the Majority Purchasers may, by notice to the Co-Borrowers, declare the principal on and under the Notes then outstanding to be due and payable in whole, and thereupon the principal on and under the Notes so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Co-Borrowers accrued hereunder and under the other Transaction Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Co-Borrowers and the obligation of the Purchasers to purchase Notes on any Closing Date shall automatically terminate.

                    (c) No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any other Transaction Document upon any Purchaser shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                    (d) In the event of any Event of Default as a result of any intentional act by any Obligor, the Co-Borrowers shall be obligated to pay, in addition to any other amount due under this Section 9, the premium, if any, payable pursuant to Section 2.5(a) on the date of acceleration of the maturity of the Notes as if the Co-Borrowers were making an optional prepayment of the Notes pursuant to Section 2.5(a).

         10. INDEMNIFICATION.

               10.1 Indemnification of the Purchasers. The Co-Borrowers jointly and severally shall indemnify and hold harmless each Purchaser and its officers, directors, stockholders, partners, members and trustees, employees, agents, representatives and affiliates against any and all out-of-pocket losses, damages, liabilities and expenses incurred in connection with any and all breaches (except for gross negligence or willful misconduct committed by any Purchaser or any of its representatives), actions, suits, proceedings including investigations and claims of any kind arising out of or in connection with the execution or delivery of, any advance made under, the indebtedness evidenced by, or any amendment, waiver or consent (whether or not such amendment, waiver or consent becomes effective) relating to all or any of the Transaction Documents or the Guaranty Agreement, including (without limitation) all out-of-pocket costs and expenses (including, without limitation, attorneys' fees) in connection with: (i) any breach or Event of Default under or with respect to any Transaction Document, (ii) enforcing, defending or declaring any rights or remedies under the Transaction Documents; and (iii) responding to any subpoena or other legal process or participating (whether voluntarily or involuntarily) in any legal or other proceeding or investigation of any nature; and any insolvency or bankruptcy of any Obligor or any affiliate thereof. Without limiting the generality of the foregoing, the Co-Borrowers jointly and severally shall, upon demand, pay or reimburse each indemnitee for all indemnified costs and expenses (including attorneys' fees and expenses) incurred thereby. The Co-Borrowers' obligations under this Section 10.1 shall survive the payment, transfer, conversion, cancellation, enforcement, amendment, waiver or release of the Transaction Documents.

         11. MISCELLANEOUS.

               11.1 Assignments; Parties in Interest. Each of the Transaction Documents shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Notes from time to time. No Obligor may assign any of the Transaction Documents or any of its rights, interests, or obligations thereunder. Each Purchaser may assign any of its rights under any of the Transaction Documents; provided, however, that the transferee (i) agrees to be bound by, and entitled to the benefits of, such Transaction Document as an original party thereto and (ii) is acquiring a Note or Notes in the aggregate principal amount of $1,000,000 and/or a Warrant or Warrants exercisable for an aggregate of 50,000 Common Units or, in each case, such lesser amount if such lesser amount constitutes all the Notes or Warrants then owned by such Purchaser. Any such assignment by a Purchaser to any of its Affiliates shall not be subject to any rights of first refusal or co-sale rights.

               11.2 Confidentiality.

                    ---------------

                    (a)  Each  party   shall  use  its  best   efforts  to  keep
confidential, in accordance with its customary procedures for handling confidential information, any non-public information supplied to it by any other party pursuant to the Transaction Documents; provided that nothing contained herein shall limit the disclosure of any such information (i) to the extent required by statute, rule or regulation or by any subpoena or court order or similar legal process, (ii) to the extent any such information is already public or disclosed through no fault of such party or its affiliates, directors, officers, employees, successors, assigns, agents or advisors, (iii) to any of its affiliates, directors, officers, employees, successors, assigns, agents or advisors, (iv) with the consent of such other party, (v) by any party in connection with the exercise of any remedies hereunder or under any other Transaction Document or the Guaranty Agreement or any suit, action or proceeding relating hereto or thereto or the enforcement of rights hereunder or thereunder,
(vi) by any party subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Obligor and its obligations.

                    (b) Notwithstanding any other provision contained herein, the Purchasers shall have the right to issue a press release or other public statement, in form and substance as shall be determined by the Purchasers in their sole discretion, with respect to the transactions contemplated by this Agreement and the Transaction Documents, provided that any such press release or other public statement shall be approved in form and content by the Parent prior to any dissemination thereof which approval will not be unreasonably withheld or delayed. The Purchasers shall also have the right to list each the Parent only as a portfolio company of the Purchasers on the web site or sites owned and maintained by the Purchasers and in any other marketing materials as the Purchasers, in their sole discretion, shall determine.

               11.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               11.4 Titles and Subtitles. The titles and subtitles used in the Transaction Documents are used for convenience only and are not to be considered in construing or interpreting the Transaction Documents.

               11.5 Notices. Any notice, request, demand or other communication required or permitted under the Transaction Documents shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon the date of transmittal of services via telecopy to the party to whom notice is given, or on the third day after deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid. All communications to the Obligors shall be sent to the Parent at the address set forth below and to a Purchaser at the address set forth on Schedule I attached hereto or at such other address as the Company or such Purchaser may designate by ten (10) days' advance written notice to the other parties hereto.

                  Advanced Aesthetics, Inc.
                  515 North Flagler Drive, P-300
                  West Palm Beach, Florida 33401
                  Attention: Mr. Andrew Lipman
                  Telephone:  561-802-4180
                  Telecopy:    561-802-4181

                  with a copy to:

                  Edward R. Mandell Jenkens & Gilchrist Parker Chapin LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: 212-704-6163 Telecopy: 212-704-6160

Any notice to any Obligor shall be given solely to the Parent at the address provided pursuant to this Section 11.5. Any notice given pursuant to the last paragraph of Section 11.5(b) may be given orally by telephone and shall be effective when given.

               11.6 Expenses. The Co-Borrowers jointly and severally agree to pay or reimburse the Purchasers, for: (a) all costs and expenses relating to UCC and other collateral searches and filings, and all costs and expenses of the Purchasers including the fees and disbursements of Willkie Farr & Gallagher LLP, joint special counsel for the Purchasers, incurred in connection with the negotiation, preparation, execution and delivery of this

Agreement and the other Transaction Documents and the other instruments and agreements entered into pursuant hereto and thereto; (b) all costs and expenses of the Purchasers including the fees and disbursements of joint special counsel for the Purchasers, incurred in connection with the negotiation, preparation, execution and delivery of any modification, supplement or waiver of this Agreement and any other Transaction Documents (whether or not consummated); (c) all expenses of the Purchasers including the fees and disbursements of joint special counsel in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.6; and (d) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Transaction Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by the Security Agreement or any other document referred to therein. Additionally, the Co-Borrowers jointly and severally agree to pay or reimburse the Purchasers for all costs, expenses and other charges in respect of any UCC searches performed by a service firm, to be chosen by Purchasers in their sole discretion, in connection with the transactions contemplated by this Agreement. Payments under this Section shall be made promptly and in any case no later than 10 days after written demand therefor.

               11.7 Amendments and Waivers. The terms of this Agreement may be amended, modified or waived only upon the written consent of the Parent, the Co-Borrowers and the Majority Purchasers; provided that no such amendment, modification or waiver shall, in each case without the prior written consent of each affected Purchaser, (i) reduce in any manner the amount of, or change the currency for, any payment of principal or interest, (ii) extend the time for payment or prepayment of any amount payable under this Agreement, (iii) reduce the rate of interest on any amount payable under this Agreement or the method of computation thereof, (iv) change the definition of "Majority Purchasers" in
Section 1 or (iv) amend any of Sections 2.7 or 11.7.

               11.8 Purchaser Consent. Each Purchaser hereby consents to the provisions of Schedule III attached hereto.

               11.9 Entire Agreement; Severability. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect to such subject matter. If any provision of any Transaction Document is invalid, illegal or unenforceable, the balance of the Transaction Document shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

               11.10 Survival. Any term or condition set forth in this Agreement which by its terms or context survives any Closing Date will survive and be enforceable on and after the

Closing Date. In no way limiting the foregoing it is expressly acknowledged and agreed by each Obligor this Agreement is also intended as a loan agreement governing certain aspects of the Notes and, therefore, all of the covenants, representations, warranties, obligations and conditions undertaken by any Obligor hereunder shall survive for the benefit of each Purchaser for at least as long as any Note remains outstanding and, without limiting the survival of any other Sections hereunder pursuant to its terms, in the case of Sections 10, 11.1, 11.2, 11.5, 11.6, 11.7, 11.8, 11.12 and 11.13 as well as this Section
11.10, shall survive indefinitely.

               11.11 Allocations. The Obligors and the Purchasers, having adverse interests and as a result of arm's length bargaining, agree that (i) neither the Purchasers nor any of their affiliates has rendered or has agreed to render any services to any of the Obligors in connection with the issuance of the Notes and Warrants; and (ii) the Warrants shall not be issued as compensation. The Parent, the Co-Borrowers and the Purchasers agree that the fair market value of the Purchasers' right hereunder to the issued Warrants will be determined by them after the Closing Date and endeavor to do so by April 20, 2004. Any such agreement will be set forth in a written agreement among the Purchasers, the Co-Borrowers and the Parent and such Persons agree to adhere to such agreed value for tax purposes.

               11.12 Governing Law; Consent to Jurisdiction; Waiver of Damages. Each of the Transaction Documents shall be governed by and construed under the law of the State of New York (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with, and are relying (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended, or any corresponding or succeeding provisions thereof. Each Obligor hereby agrees that any suit for the enforcement of the Transaction Documents may be brought in the Courts of the State of New York, the courts of the United States for the Southern District of New York, appellate courts from any thereof and consents to the non-exclusive jurisdiction of such courts. Each Obligor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. Without in any way limiting the preceding consents to jurisdiction and venue, the parties agree to submit to the jurisdiction of such New York courts in accordance with Section 5-1402 of the General Obligations Law of the State of New York, as amended, or any corresponding or succeeding provisions thereof. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 11.5. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each Obligor hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

               11.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Note and Warrant Purchase Agreement as of the day and year first above written.

                                          ADVANCED AESTHETICS, INC.

                                          By:   /s/ Andrew D. Lipman
                                               ---------------------------------
                                          Name: Andrew D. Lipman
                                          Title: Vice President

                                          ANUSHKA PBG ACQUISITION SUB, LLC

                                          By:   /s/ Andrew D. Lipman
                                               ---------------------------------
                                          Name: Andrew D. Lipman
                                          Title: Vice President

                                          ANUSHKA BOCA ACQUISITION SUB, LLC

                                          By:   /s/ Andrew D. Lipman
                                               ---------------------------------
                                          Name: Andrew D. Lipman
                                          Title: Vice President

                                          WILD HARE ACQUISITION SUB, LLC

                                          By:   /s/ Andrew D. Lipman
                                               ---------------------------------
                                          Name: Andrew D. Lipman
                                          Title: Vice President

                                          DISCHINO CORPORATION

                                          By:   /s/ Andrew D. Lipman
                                               ---------------------------------
                                          Name: Andrew D. Lipman
                                          Title: Vice President

                                          ADVANCED K, LLC

                                          By:   /s/ Andrew D. Lipman
                                               ---------------------------------
                                          Name: Andrew D. Lipman
                                          Title: Vice President

                                          TECHNOLOGY INVESTMENT CAPITAL CORP.

                                          By:   /s/ Saul B. Rosenthal
                                               ---------------------------------
                                          Name: Saul B. Rosenthal
                                          Title: Chief Operating Officer

                             SCHEDULES AND EXHIBITS

                             ----------------------

SCHEDULE

NUMBER           SCHEDULE NAME

I                Purchasers
II-A             Indebtedness
II-B             Liens
III              Collateral Agent
1.1              GK Assets
3.2              Capitalization
3.10             Subsidiaries
3.12             Financial Statements and Earnings Forecast
3.12(d)          Completeness of Financial Statements
3.13(o)          Material Actions, Suits or Proceedings
3.15(a)          Material Agreements
3.17(a)          Compliance with Employment Laws
3.17(b)          Employees representing Executive Management Employment
                 Agreements;    Employee Compensation
3.20             Benefit Arrangements
3.21(b)          Listed Intellectual Property
3.21(c)          Licenses, Sublicenses and Royalties
3.21(e)  Intellectual   Property  Disclosures,   Misappropriations,   Etc.  3.22
Proprietary Software 3.25 Description of Insurance; Description of any Material Claims

                 Pending Under Insurance Policies
3.26             Transactions with Related Parties
3.31             Brokerage Commissions, Finders' Fees, Etc.
6.13             Cash Management System




EXHIBIT          EXHIBIT NAME

A                Note
B                Security Agreement
C                Warrant

D                Registration Rights Agreement
E                Organizational Documents

F                Opinion of Counsel to the Obligors
G                Quarterly Perfection Certificate Update
H                Shareholders Agreement

                                    Exhibit A

                                    Exhibit B

                                    Exhibit C

                                    Exhibit D

                                    Exhibit E

                                    Exhibit F

                                    Exhibit G

                                    Exhibit H

                                   SCHEDULE I

                             SCHEDULE OF PURCHASERS


Investor Name and Address                 Principal Amount of Notes        Amount of Warrants
-------------------------                 -------------------------        ------------------

Technology Investment Capital Corp.               $10,000,000
8 Sound Shore Drive, Suite 255
Greenwich, Connecticut  06830
Attention:

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue

New York, NY 10019
Attention: Steven A. Seidman

Total:                                            $10,000,000

---------------------------------------------------------------------------------------------

                                   SCHEDULE II

                                  INDEBTEDNESS

                                  SCHEDULE III

                              The Collateral Agent

         Each of the Purchasers hereby irrevocably appoints Technology Investment Capital Corp., a Delaware corporation, as its agent (the "Collateral Agent") and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof and of the other Transaction Documents, together with such actions and powers as are reasonably incidental thereto.

         The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Collateral Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any of its Subsidiaries or other Affiliate thereof or any Guarantor as if it were not the Collateral Agent hereunder.

         The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby and by the other Transaction Documents that the Collateral Agent is required to exercise in writing as directed by the Majority Purchasers (or such other number or percentage of the Purchasers as shall be necessary under the circumstances), and (c) except as expressly set forth herein, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, any of its Subsidiaries or any of the Guarantors that is communicated to or obtained by the Person serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Purchasers (or such other number or percentage of the Purchasers as shall be necessary under the circumstances) or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Collateral Agent by the Parent or a Purchaser, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Transaction Documents, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of the Purchase Agreement or any other Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 8 or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

         The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Parent or any Guarantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent and shall not be responsible for the negligence or misconduct of any such sub-agents selected by it in good faith.

         Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Purchasers and the Parent. Upon any such resignation, the Majority Purchasers shall have the right to appoint a successor. If no successor shall have been so appointed by the Majority Purchasers and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent which shall be a Person with an office in New York, New York. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent's resignation hereunder, the provisions of this Schedule shall continue in effect for the benefit of such retiring Collateral Agent in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

         Each Purchaser acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Purchaser and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

         If the Collateral Agent receives conflicting instructions from Purchasers under circumstances under which each Purchaser is entitled to give instructions to the Collateral Agent, the Collateral Agent may, but shall not be required, to take action directed by any Purchaser providing such instructions; provided, however, notwithstanding the foregoing, in the event that any such Purchaser does so instruct the Collateral Agent to exercise remedies under this Agreement, the Purchasers and the Collateral Agent hereby agree to work together and cooperate in good faith to maximize the value to be obtained in connection therewith for all Purchasers in connection with such actions (it being understood that this proviso is meant solely for the benefit of the Purchasers and not the Parent or any Guarantor).

         To the extent not indemnified by any Obligor (or any Obligor fails to pay any amount payable by it pursuant to such indemnity), the Purchasers hereby severally in proportion to the outstanding principal amount of the Notes owned by them indemnify the Collateral Agent and agree to hold it harmless against all fees, expenses and liabilities (including reasonable attorneys fees and expenses) incurred or payable by the Collateral Agent in such capacity arising under or in connection with the Transaction Documents other than those determined by a final unappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Agent.